UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

CONSTELLATION BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ANNUAL MEETING OF STOCKHOLDERS

June 8, 2009

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 23, 2009 at 11:00 a.m. (local time).

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s 2009 Annual Report to stockholders that contains important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS

Chairman of the Board

Please note that the Rochester Riverside Convention Center is located at the corner of East Main Street and South Avenue in downtown Rochester, New York. Parking is available at the South Avenue Garage, the entrances to which are located on Broad Street and Stone Street. Additional parking is also available at other public garages in the area.

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 23, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of CONSTELLATION BRANDS, INC. (the “Company”) will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 23, 2009 at 11:00 a.m. (local time) for the following purposes as more fully described in the attached Proxy Statement:

1.	To elect as directors of the Company the nominees named in the Proxy Statement (Proposal No. 1).

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010 (Proposal No. 2).

3.	To amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 315,000,000 shares to 322,000,000 shares and the Company’s Class 1 Common Stock from 15,000,000 shares to 25,000,000 shares (Proposal No. 3).

4.	To approve the First Amendment to the Company’s Long-Term Stock Incentive Plan (Proposal No. 4).

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 26, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

The Proxy Statement and proxy card or proxy cards are enclosed.

WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT, IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD(S). RETURN THE PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 8, 2009

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100

Victor, New York 14564

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of the common stock of CONSTELLATION BRANDS, INC. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Thursday, July 23, 2009 at 11:00 a.m. (local time) at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604.

This Proxy Statement and the accompanying proxy cards are being mailed to stockholders beginning on or about June 15, 2009.

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010 (Proposal No. 2), FOR the proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 315,000,000 shares to 322,000,000 shares and the Company’s Class 1 Common Stock from 15,000,000 shares to 25,000,000 shares (Proposal No. 3), and FOR the proposal to approve the First Amendment to the Company’s Long-Term Stock Incentive Plan (Proposal No. 4).

The outstanding common stock of the Company currently consists of Class A Common Stock, par value $.01 per share (“Class A Stock”), and Class B Common Stock, par value $.01 per share (“Class B Stock”). The Company is also authorized to issue Class 1 Common Stock, par value $.01 per share (“Class 1 Stock”); however, no shares of Class 1 Stock were issued or outstanding as of May 26, 2009 (the “Record Date”). Only holders of Class A Stock and Class B Stock are entitled to vote on Proposal Nos. 1, 2 and 4 described above. With respect to Proposal No. 3 described above, holders of Class A Stock and Class B Stock are entitled to vote on the proposed increase to the number of authorized shares of Class A Stock and holders of Class A Stock, Class B Stock and Class 1 Stock are entitled to vote on the proposed increase to the number of authorized shares of Class 1 Stock. Because there were no holders of Class 1 Stock on the Record Date, only holders of Class A Stock and Class B Stock will vote with respect to Proposal No. 3. Accordingly, the Company has enclosed with the proxy materials a Class A Stock proxy card and/or a Class B Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Class A Stock and a proxy card for Class B Stock must sign and return both proxy cards in accordance with their respective instructions to ensure the voting of the shares of each class owned.

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet or electronic mail. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 2009

This Proxy Statement and the Company’s Annual Report for the fiscal year ended February 28, 2009 are available on the Investors page of our Web site. This page can be found at www.cbrands.com/CBI/constellationbrands/Investors.

VOTING SECURITIES

The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 197,032,280 shares of Class A Stock and 23,743,494 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Of the 197,032,280 shares of Class A Stock outstanding on the Record Date, 521,720 shares were held by CHESS Depositary Nominees Pty Ltd. (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of ASX Limited (ACN 008 624 691), the Australian Stock Exchange (the “ASX”). CDN has issued Constellation CHESS Depositary Interests (“Constellation CDIs”) that represent beneficial interests in the Class A Stock held by CDN. Constellation CDIs are traded on the electronic transfer and settlement system operated by the ASX. As of the Record Date, there were 5,217,200 Constellation CDIs outstanding that were held by approximately 600 holders of record. All references in this Proxy Statement to outstanding shares of Class A Stock include the shares of Class A Stock held by CDN, and all references to holders of Class A Stock include CDN.

Holders of Constellation CDIs receive all the economic and other benefits of actual ownership of Class A Stock at a ratio of ten (10) Constellation CDIs to each share of Class A Stock. Constellation CDIs can be converted to Class A Stock at any time at the option of the holder of the Constellation CDIs at a ratio of one (1) share of Class A Stock for each ten (10) Constellation CDIs. Holders of Constellation CDIs have the right to attend meetings of stockholders of the Company and to direct the vote of the underlying shares of Class A Stock represented by their Constellation CDIs. CDN, as the holder of record of the underlying shares of Class A Stock represented by the Constellation CDIs, will vote such shares in accordance with the directions of the holders of the Constellation CDIs. If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the underlying shares represented by those Constellation CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A holder of Constellation CDIs will be entitled to vote at the Meeting only if such holder directs CDN to designate such holder as proxy to vote the underlying shares of Class A Stock represented by the Constellation CDIs held by such holder. A form to be used to direct CDN how to vote underlying shares of Class A Stock represented by Constellation CDIs is being delivered with this Proxy Statement to each holder of Constellation CDIs.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 26, 2009, the Record Date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. Under arrangements established between the Company and CDN in connection with the issuance of Constellation CDIs, the holders of Constellation CDIs are entitled to notice of and to attend the Meeting but may only vote at the Meeting as proxy for CDN in the circumstances described above. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock will vote together as a single class on all matters other than the election of the group of directors who are elected solely by the holders of Class A Stock. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 197,032,280 votes at the Meeting and holders of Class B Stock are entitled to cast a total of 237,434,940 votes at the Meeting.

The holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) would be counted as shares present for purposes of determining whether a quorum is present at the Meeting. Under the rules of the New York Stock Exchange, brokers and nominees are generally permitted to vote with respect to Proposal No. 1 and Proposal No. 2 without receiving direction from the beneficial owner of Class A Stock or Class B Stock but are not permitted to vote with respect to Proposal Nos. 3 and 4 unless such direction is received. Accordingly, the Company expects to receive broker non-votes with respect to Proposal Nos. 3 and 4 but does not expect to receive broker non-votes with respect to Proposal Nos. 1 or 2 unless one or more beneficial owners have withheld discretionary authority from their respective brokers or nominees.

Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote, and actually voting, in person or by proxy. Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, the holders of Class A Stock (including the underlying shares represented by Constellation CDIs), voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, voting as a single class, are entitled to elect the remaining number of directors to be elected at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Since the Board nominated nine (9) directors, the holders of Class A Stock will be entitled to elect three (3) directors and the holders of Class A Stock and Class B Stock, voting as a single class, will be entitled to elect six (6) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes, if any) will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010 (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes, if any, are not considered entitled to vote, they will not affect the outcome of the vote.

The adoption of the proposal to amend the Company’s certificate of incorporation (Proposal No. 3) requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock, voting together as a single class, with the holders of the Class A Stock having one (1) vote per share and the holders of the Class B Stock having ten (10) votes per share. Abstentions and broker non-votes, if applicable, will therefore have the effect of negative votes.

The adoption of the proposal to approve the amendment of the Company’s Long-Term Stock Incentive Plan (Proposal No. 4) requires the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the underlying shares represented by Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of the Class B Stock having ten (10) votes per share. Abstentions will have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, they will not affect the outcome of the vote with respect to this proposal.

BENEFICIAL OWNERSHIP

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 197,032,280 shares of Class A Stock, 23,743,494 shares of Class B Stock, and no shares of Class 1 Stock outstanding as of the close of business on May 26, 2009, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present, as of May 26, 2009, information regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of the Class A Stock or Class B Stock. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

Class A Stock

	Amount and Nature of Beneficial Ownership										Percent of Class (1)
Name and Address of Beneficial Owner	Sole Power to Vote		Shared Power to Vote		Sole Power to Dispose		Shared Power to Dispose		Total Shares (1)
									Class A Only	If Class B Converted	Class A Only	If Class B Converted
Richard Sands	4,090,740	(2)	153,234	(3)	3,951,115	(2)	2,072,654	(3)	6,163,394	21,581,770	3.1%	10.1%
Robert Sands	4,124,730	(4)	153,234	(5)	3,989,180	(4)	2,072,654	(5)	6,197,384	21,610,120	3.1%	10.1%
Abigail Bennett	114,253	(6)	1,919,420	(7)	110,953	(6)	—		2,033,673	18,629,017	1.0%	8.7%
Zachary Stern	106,492		1,919,420	(7)	106,492		—		2,025,912	8,021,256	1.0%	4.0%
CWC Partnership-I	—		768	(8)	—		472,376	(8)	472,376	6,571,456	0.2%	3.2%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—		768	(9)	—		1,920,188	(9)	1,920,188	8,582,900	1.0%	4.2%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—		8,368,704	(10)	—		10,012,949	(10)	10,288,124	32,959,092	5.1%	14.8%
FMR LLC 82 Devonshire Street Boston, MA 02109 (11)	117,752		—		25,932,002		—		25,932,002	NA	13.2%	NA
UBS AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland (12)	14,447,404		—		—		16,363,651		16,363,651	NA	8.3%	NA
M&G Investment Management Limited Governor’s House Laurence Pountney Hill London, EC4R 0HH (13)	—		12,527,755		—		12,527,755		12,527,755	NA	6.4%	NA
AXA Assurances I.A.R.D. Mutuelle 26, rue Drouot 75009 Paris, France (14)	6,227,609		—		10,652,799		—		10,652,799	NA	5.4%	NA

Class B Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership					Percent of Class
	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose	Total
Richard Sands	7,258,232(2)	2,164,800(3)	1,958,232(2)	8,160,144(3)	15,418,376	64.9%
Robert Sands	7,252,592(4)	2,164,800(5)	1,952,592(4)	8,160,144(5)	15,412,736	64.9%
Abigail Bennett	—	5,995,344(7)	10,600,000(6)	—	16,595,344	69.9%
Zachary Stern	—	5,995,344(7)	—	—	5,995,344	25.3%
CWC Partnership-I	—	667,368(8)	—	6,099,080(8)	6,099,080	25.7%
Trust for the benefit of Andrew Stern, M.D. under the Will of Laurie Sands	—	667,368(9)	—	6,662,712(9)	6,662,712	28.1%
RES Business Holdings LP	—	5,300,000(15)	—	5,300,000(15)	5,300,000	22.3%
RES Business Management LLC	—	5,300,000(16)	—	5,300,000(16)	5,300,000	22.3%
RSS Business Holdings LP	—	5,300,000(17)	—	5,300,000(17)	5,300,000	22.3%
RSS Business Management LLC	—	5,300,000(18)	—	5,300,000(18)	5,300,000	22.3%
Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934 (10)	—	16,675,624(10)	—	12,070,968(10)	22,670,968	95.5%

(1)	The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009 (the “Class 1 Option Shares”). These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose (i) include 1,518,498 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009, and (ii) as noted in footnote (1), exclude 142,497 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 6,305,891 shares of Class A Stock, representing 3.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 21,724,267 shares of Class A Stock, representing 10.1% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted. The reported shares of Class B Stock over which Richard Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Richard Sands is the sole trustee, and the reported shares of Class B Stock over which Richard Sands has the sole power to vote includes 5,300,000 shares of Class B Stock held by RES Business Holdings LP. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(3)

The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Richard Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Robert Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 29,120 shares of Class A Stock owned by

Mr. Sands’ spouse, individually and as custodian for their children. Mr. Sands disclaims beneficial ownership of such shares.

(4)	The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose (i) include 1,284,348 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009, and 154,728 shares of Class A Stock held by family limited liability companies of which Robert Sands is the general manager, and (ii) as noted in footnote (1), exclude 122,797 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. If the shares of Class A Stock that can be received upon the conversion of Mr. Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Mr. Sands, Mr. Sands would beneficially own a total of (i) 6,320,181 shares of Class A Stock, representing 3.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were not converted, and (ii) 21,732,917 shares of Class A Stock, representing 10.2% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Mr. Sands were converted. The reported shares of Class B Stock over which Robert Sands has the sole power to vote or dispose includes 1,350,000 shares held by a family trust of which Robert Sands is the sole trustee, and the reported shares of Class B Stock over which Robert Sands has the sole power to vote includes 5,300,000 shares of Class B Stock held by RSS Business Holdings LP. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise.

(5)	The reported shares are held by various family partnerships, family trusts and a foundation where, in most cases, Robert Sands serves as a partner, trustee, director or officer. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands and the stockholders group described in footnote (10), and the shares reported as beneficially owned by CWC Partnership-I and the trust described in footnote (9) are included in the reported shares. Amounts reflected in the tables above do not include 28,792 shares of Class A Stock owned by Mr. Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.

(6)	The amounts reflected as shares of Class A Stock over which Abigail Bennett has the sole power to vote and dispose (i) include 3,550 shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009, and (ii) as noted in footnote (1), exclude 2,825 shares of Class A Stock that can be received upon conversion of Class 1 Option Shares. The amount reflected as shares of Class B Stock over which Abigail Bennett has the sole power to dispose includes 5,300,000 shares of Class B Stock owned by RES Business Holdings LP and 5,300,000 shares of Class B Stock owned by RSS Business Holdings LP. Ms. Bennett disclaims beneficial ownership with respect to all such shares. If the shares of Class A Stock that can be received upon the conversion of Ms. Bennett’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by Ms. Bennett, Ms. Bennett would beneficially own a total of (i) 2,036,498 shares of Class A Stock, representing 1.0% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Ms. Bennett were not converted, and (ii) 18,631,842 shares of Class A Stock, representing 8.7% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by Ms. Bennett were converted.

(7)	Abigail Bennett and Zachary Stern are the niece and nephew, respectively, of Richard and Robert Sands. The amounts reflected as shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to vote represent 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock held by CWC Partnership-I and 1,447,812 shares of Class A Stock and 563,632 shares of Class B Stock held by another family partnership. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. Ms. Bennett and Mr. Stern have shared voting power with respect to these shares pursuant to a Voting Agreement between the two partnerships that survives so long as either partnership owns any shares or the agreement is otherwise terminated. Ms. Bennett and Mr. Stern must exercise such voting power jointly and were granted an irrevocable proxy enabling them to vote the shares directly. In the event of the death or incapacity of either of Ms. Bennett or Mr. Stern, the other would have the unilateral power to vote the shares. The Voting Agreement provides for the appointment of successor proxies and establishes mechanics for the voting of the shares in the event of a dispute between Ms. Bennett and Mr. Stern as to the voting of the shares.

(8)

CWC Partnership-I is a New York general partnership of which Richard Sands and Robert Sands are managing partners. The reported shares include 768 shares of Class A Stock and 667,368 shares of Class B Stock owned by a partnership in which CWC Partnership-I is a partner. The reporting of such shares as beneficially owned by CWC Partnership-I shall not be construed as an admission that CWC Partnership-I is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands, the trust described in footnote (9) and the stockholders group described in footnote (10), and 471,608 shares of Class A Stock and 5,431,712 shares of Class B Stock included in the reported shares are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern.

(9)	The reported shares are directly or indirectly held by various family partnerships in which the trust is a partner. The reporting of these shares as beneficially owned by the trust shall not be construed as an admission that the trust is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The reported shares are also included in the shares reported as beneficially owned by Richard Sands, Robert Sands and the stockholders group described in footnote (10), of the reported shares 1,919,420 shares of Class A Stock and 5,995,344 shares of Class B Stock are also included in the shares reported as beneficially owned by Abigail Bennett and Zachary Stern, and the shares reported as beneficially owned by CWC Partnership-I are included in the reported shares.

(10)	The stockholders group, as reported, consists of Richard Sands, Robert Sands, CWC Partnership-I and another family partnership. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 or otherwise. The shares reported as beneficially owned by Richard Sands, Robert Sands, CWC Partnership-I, and the trust described in footnote (9) are included in the shares reported as beneficially owned by the stockholders group. If the shares of Class A Stock that can be received upon the conversion of Richard Sands’ and Robert Sands’ Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the stockholders group, the stockholders group would beneficially own a total of (i) 10,553,418 shares of Class A Stock, representing 5.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were not converted, and (ii) 33,224,386 shares of Class A Stock, representing 14.9% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by the stockholders group were converted. Certain shares of Class A Stock and Class B Stock were pledged as of May 26, 2009 as follows: (i) an aggregate of 16,320,267 shares of Class B Stock were pledged to a financial institution to secure obligations of a Sands family investment vehicle under a credit facility, (ii) an aggregate of 3,500,000 shares of Class A Stock (which number includes 355,889 shares not reported as beneficially owned by the stockholders group) and 3,500,000 shares of Class B Stock were pledged to a second financial institution to secure obligations of the same Sands family investment vehicle under a separate credit facility, (iii) an aggregate of 3,749,430 shares of Class A Stock were pledged to a third financial institution to secure loans (including advances made with respect to letters of credit) to Richard Sands, and (iv) an aggregate of 304,018 shares of Class B Stock were pledged to affiliates of the second financial institution to secure loans made by such affiliates to third parties in which members of the Sands family have an economic or charitable interest. Except as noted above, all of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors.

(11)	Information concerning FMR LLC presented in the table is based solely on the information reported in Amendment 8 to the Schedule 13G of FMR LLC filed on February 17, 2009 (the “FMR Filing”). The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR LLC and Edward C. Johnson 3d. The FMR Filing indicates that each of FMR LLC and Mr. Johnson, through control over various entities, has sole dispositive power with respect to all 25,932,002 shares. The FMR Filing further indicates that FMR LLC has sole voting power with respect to 117,752 of these shares; however, the FMR Filing is internally inconsistent as to the number of shares with respect to which Mr. Johnson has sole voting power.

(12)	Information concerning UBS AG presented in the table is based solely on the information reported in Amendment 3 to the Schedule 13G of UBS AG filed on February 11, 2009.

(13)	Information concerning M&G Investment Management Limited (“M&G”) presented in the table is based solely on the information reported in Amendment 1 to the Schedule 13G of M&G filed on February 6, 2009 (the “M&G Filing”). The M&G Filing is a joint filing with M&G Investment Funds 1 and indicates that of the 12,527,755 shares of Class A Stock beneficially owned by M&G, M&G Investment Funds 1 has shared voting and dispositive power with respect to 12,300,000 shares.

(14)	Information concerning AXA Assurances I.A.R.D. Mutuelle (“AXA Assurances”) presented in the table is based solely on the information reported in the Schedule 13G of AXA Assurances filed on February 13, 2009 (the “AXA Filing”). The AXA Filing is a joint filing with AXA Assurances Via Mutuelle, AXA, and AXA Financial, Inc. The AXA Filing indicates that (i) each of the filers other than AXA Financial, Inc., through control over various entities, beneficially owns all of the reported shares, and (ii) of the reported shares AXA Financial, Inc., through control of various entities, has sole voting power with respect to 308,449 shares and sole dispositive power with respect to 383,069 shares.

(15)	The shares held by RES Business Holdings LP are included in the number of shares beneficially owned by Richard Sands, the stockholders group described in footnote (10), RES Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

(16)	The amount reflected represents 5,300,000 shares of Class B Stock held by RES Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RES Business Management LLC into Class A Stock, RES Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

(17)	The shares owned by RSS Business Holdings LP are included in the number of shares beneficially owned by Robert Sands, the stockholders group described in footnote (10), RSS Business Management LLC and Abigail Bennett. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

(18)	The amount reflected represents 5,300,000 shares of Class B Stock owned by RSS Business Holdings LP. Assuming the conversion of Class B Stock beneficially owned by RSS Business Management LP into Class A Stock, RSS Business Management LLC would beneficially own 5,300,000 shares of Class A Stock, representing 2.6% of the outstanding Class A Stock after such conversion.

Beneficial Security Ownership of Directors and Executive Officers

The Board has established guidelines for the minimum amounts of our common stock that our non-management directors and executive officers should beneficially own. These guidelines for stock ownership consider the length of a director’s tenure on the Board or an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied through the beneficial ownership of stock, vested stock options, and/or Class A Stock underlying Constellation CDIs.

The guideline for non-management directors is the beneficial ownership of two times the annual retainer fee paid to them. The guideline for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman of the Board and the President and Chief Executive Officer each has a stock ownership guideline of four (4) times his annual base salary. Each of the other executive officers has a stock ownership guideline of two (2) times his annual base salary. As of May 26, 2009, each of our non-management directors and each of our executive officers had either met his or her respective target or was within the five-year window for doing so, except for three (3) executive officers who, after meeting the ownership guidelines in the past, have fallen below the applicable amount primarily due to the decline in the market price of our Class A Stock that has occurred during the past year.

The following table sets forth, as of May 26, 2009, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below), and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of either Class B Stock or Class 1 Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock (1)				Class B Stock		Class 1 Stock (1)
	Shares Beneficially Owned			Percent of Class Beneficially Owned
	Outstanding Shares	Shares Acquirable within 60 days (2)	Total Shares		Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Acquirable within 60 days (3)	Percent of Class Beneficially Owned
Richard Sands (4)	4,644,896	1,518,498	6,163,394	3.1%	15,418,376	64.9%	142,497	(5)
Robert Sands (4)	4,913,036	1,284,348	6,197,384	3.1%	15,412,736	64.9%	122,797	(5)
Alexander L. Berk	75,653	590,250	665,903	*(6)	—	*	208,900	(5)
Jose F. Fernandez	62,409	246,475	308,884	*(6)	—	*	53,475	(5)
Robert Ryder	47,546	—	47,546	*(6)	—	*	81,425	(5)
Barry A. Fromberg	10,687	3,737	14,424	*(6)	—	*	12,738	(5)
Jeananne K. Hauswald	11,679	43,563	55,242	*(6)	—	*	12,738	(5)
James A. Locke III	25,933	61,563	87,496	*(6)(7)	264	*	12,738	(5)
Thomas C. McDermott	17,541	68,563	86,104	*(6)	—	*	12,738	(5)
Peter M. Perez	3,631	—	3,631	*(6)	—	*	9,512	(5)
Paul L. Smith (8)	12,112	9,049	21,161	*(6)	—	*	12,738	(5)
Peter H. Soderberg	5,193	1,120	6,313	*(6)	—	*	12,738	(5)
Mark Zupan	4,073	—	4,073	*(6)	—	*	11,059	(5)
All Executive Officers and Directors as a Group (17 persons) (9)	8,020,102	5,950,176	13,970,278	6.9%(9)	22,671,232	95.5%	905,796	(5)

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares. These shares are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon conversion of shares of Class 1 Stock must be sold immediately in connection with the conversion and, therefore, cannot be held by the beneficial owner of the Class 1 Shares. However, the numbers of shares and percentages of ownership taking into account the shares of Class A Stock that can be received upon the conversion of Class 1 Option Shares are provided in footnotes where appropriate.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009.

(3)	Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 26, 2009.

(4)	See tables and footnotes under the heading “Beneficial Security Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power and for the numbers and percentages of shares of Class A Stock that would be beneficially owned if Class 1 Option Shares were included in the number of shares of Class A Stock beneficially owned and assuming the conversion of Class B Stock into Class A Stock. Of the number of shares reported, 2,072,654 shares of Class A Stock and 8,160,144 shares of Class B Stock are included in the numbers reported by both Richard Sands and Robert Sands. Of the shares reported as beneficially owned by Richard Sands as of May 26, 2009, 4,352,037 shares of Class A Stock and 12,871,693 shares of Class B Stock were pledged, and of the shares reported as beneficially owned by Robert Sands as of May 26, 2009, 4,460,924 shares of Class A Stock and 14,276,035 shares of Class B Stock were pledged. Of the shares described as pledged in the preceding sentence, 1,919,420 shares of Class A Stock and 7,023,443 shares of Class B Stock are included in the shares reported as beneficially owned by both Richard Sands and Robert Sands. All of the shares described as pledged are pledged under the facilities described in footnote 10 to the table under the heading “Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock.”

(5)	As there are no shares of Class 1 Stock currently outstanding, the percentages of Class 1 Stock beneficially owned by each named individual and the executive officers and directors as a group, when calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, would be 100%.

(6)

If the shares of Class A Stock that can be received upon the conversion of the named individual’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by the individual, the individual would beneficially own the shares of Class A Stock as noted below, which for each individual represents less than one percent (1%) of the outstanding Class A Stock: Alexander L. Berk – 874,803; Jose F. Fernandez – 362,359; Robert Ryder – 128,971; Barry A. Fromberg – 27,162; Jeananne K. Hauswald – 67,980; James A. Locke III – 100,234; Thomas C. McDermott – 98,842; Peter M. Perez – 13,143; Paul L. Smith – 33,899; Peter H. Soderberg – 19,051; and Mark Zupan – 15,132.

(7)	Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 87,760 shares of Class A Stock (100,498 shares of Class A Stock if the shares of Class A Stock that can be received upon the conversion of Mr. Locke’s Class 1 Option Shares were included), representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(8)	Of the number of shares reported as beneficially owned by Mr. Smith, 8,000 shares of Class A Stock have been pledged.

(9)	This group consists of our executive officers and directors as of May 26, 2009. Assuming the conversion into Class A Stock of a total of 22,671,232 shares of Class B Stock beneficially owned by the executive officers and directors as of May 26, 2009 as a group, this group would beneficially own 36,641,510 shares of Class A Stock, representing 16.2% of the outstanding Class A Stock after such conversion. If the shares of Class A Stock that can be received upon the conversion of this group’s Class 1 Option Shares were included in the shares of Class A Stock beneficially owned by this group of executive officers and directors, this group would beneficially own (i) 14,876,074 shares of Class A Stock, representing 7.3% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were not converted, and (ii) 37,547,306 shares of Class A Stock, representing 16.6% of the outstanding Class A Stock, if the shares of Class B Stock beneficially owned by this group were converted.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers and their terms of office can be found in Part I to the Company’s Annual Report on Form 10-K for the year ended February 28, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Since the commencement of our last fiscal year on March 1, 2008, we have made a number of key decisions impacting the compensation of our named executive officers. In May 2008, we entered into employment agreements with each of our executive officers in order to standardize our relationships with our most senior employees. In August 2008, the Human Resources Committee of the Board, or the Committee, engaged a new consultant, Watson Wyatt Worldwide, to provide advice regarding executive compensation decisions, and, based on the input from that new consultant, the Committee revised our peer group of companies effective for the Committee’s executive compensation review in January 2009. In April 2009, the Committee reviewed our performance for fiscal 2009 and approved payments to our named executive officers and other participants under the Annual Management Incentive Plan, our primary mechanism for granting annual bonuses. The Committee also revised the Annual Management Incentive Plan for fiscal 2010 by adopting a new bonus calculation methodology and by expressly granting the Committee the authority to adjust bonuses downward at its discretion. At that time, we also entered into agreements with Alexander L. Berk regarding his retirement from our company after the recent sale of the majority of our value spirits brands. These and other compensation-related decisions and programs are further described in this Compensation Discussion and Analysis.

Philosophy and Objectives

As a leading international producer and marketer of beverage alcohol with a strong portfolio of premium wine brands complemented by premium spirits and imported beer, we operate in a highly competitive and complex business environment on a global basis. The ability to attract, motivate and retain employees throughout the organization is critical to our long-term success in this environment. Accordingly, the objective of our executive compensation program is to attract, motivate and retain key executives by providing a compensation package that is competitive with the pay practices of other companies of comparable size, status, and industry.

Our executive compensation program, discussed in detail below, consists of both fixed compensation (in the form of base salary) and variable compensation (in the form of cash bonus payments and equity awards). We have designed the elements of executive compensation to operate together in a manner that seeks to reward our executives for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

Our fiscal year ends on the last day of February of each calendar year. Throughout this discussion, fiscal years are referred to by the calendar year in which that fiscal year ends. For example, the fiscal year ending February 28, 2009 is referred to as “fiscal 2009.”

How Executive Compensation is Established

The Committee discharges the Board’s responsibilities relating to the compensation of executives, including the annual review and approval of executive officer compensation. Management personnel within our Human Resources Department support the Committee in its work. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Human Resources and Administrative Officer, may make recommendations or provide information to, or answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation. The Committee also engages a consultant to assist the Committee with its review and analysis of executive compensation data and to receive advice on matters relating to executive officer compensation. In August 2008, the Committee engaged Watson Wyatt Worldwide as its consultant. The Committee decided that this was appropriate as a matter of best practices and in order to receive the benefit of additional perspectives on executive compensation matters. Watson Wyatt does not currently provide other human resource consulting services for us. Prior to August 2008, Mercer provided us advice on executive compensation matters. Mercer is one of the companies that we use as a consultant for other human resource matters that arise from time to time, including for advice on Board compensation matters. Mercer also provides administration and recordkeeping services to our 401(k) and Profit Sharing Plan and similar services for certain benefit arrangements outside of the United States.

In making its compensation decisions, the Committee compares elements of compensation against a specific peer group of consumer product companies that we believe to be comparable in terms of business type, financial metrics, and performance. The peer group used prior to January 2009 (including for the establishment of executive officer compensation amounts described in the tables and narratives found later in this Proxy Statement) consisted of the following companies:

• Anheuser-Busch Companies, Inc.	• Avon Products, Inc.
• Brown-Forman Corporation	• Dean Foods Company
• Fortune Brands, Inc.	• General Mills, Inc.
• Hormel Foods Corporation	• Molson Coors Brewing Company
• The Pepsi Bottling Group, Inc.	• PepsiAmericas, Inc.
• Smithfield Foods, Inc.	• Starbucks Corporation
• Wm. Wrigley Jr. Company

In September 2008, Watson Wyatt and the Committee reviewed the composition of our peer group and ultimately adopted a new peer group consisting of the companies listed below. In establishing this peer group, the Committee sought to ensure that the peer group consisted of companies with appropriate size, type and complexity by reviewing metrics such as gross revenues, enterprise value, international operations, and market capitalization. The Committee determined that revenues from our Crown Imports and Matthew Clark joint ventures should be considered for the purpose of determining the appropriateness of the composition of this peer group. The Committee reviewed data regarding this peer group prior to setting new base salaries, short-term incentive targets and equity grants for fiscal 2010:

• Brown-Forman Corporation	• Campbell Soup
• ConAgra Foods, Inc.	• Dean Foods Company
• Del Monte Foods Company	• Dr. Pepper Snapple Group, Inc.
• Fortune Brands, Inc.	• H. J. Heinz Company
• The Hershey Company	• Hormel Foods Corporation
• The J. M. Smucker Company	• Kellogg Company
• Lorillard, Inc.	• Molson Coors Brewing Company
• PepsiAmericas, Inc.	• Reynolds American Inc.

In addition to its review of peer group executive compensation data, the Committee may consider general survey data. For example, the Committee considered general executive compensation survey data provided by its consultant with respect to the compensation paid to the Chairman of the Board as described below. The Committee also considered general survey data prior to granting restricted stock awards to executive officers in April 2008.

As discussed in more detail below, the Committee generally reviews the executive compensation program on an annual basis with awards and adjustments being made at a regularly scheduled meeting of the Committee, usually in early April. At that time, the Committee considers company and individual performance, executive compensation information and materials from its compensation consultant, and compensation and benefit recommendations from management. As part of the annual review process, the Committee also reviews tally sheets setting forth and comparing current and proposed base salaries, cash bonuses, equity incentives, and perquisites. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities.

The Committee generally attempts to maintain an executive officer compensation program that will result in named executive officers’ target cash compensation approximating the midpoint of that provided by peer group companies. In determining long-term incentive grants, the Committee considers historical awards and the value realizable by named executive officers from those awards and compares those opportunities against the peer group. The Committee previously set long-term incentive awards, which then consisted of stock option grants, below peer group median levels. As a result of its analysis of stock performance and peer group and general survey data concerning long-term incentive awards in April 2008 and in order to diversify long-term awards as well as motivate and retain executives, the Committee decided at that time to award executive officers restricted stock as well as stock options. In setting these restricted stock award amounts, the Committee sought to align our long-term incentive grants to peer group median levels in existence at that time. Due to subsequent changes in the composition of the peer group and subsequent changes in market practices, long-term incentive grants now approximate the 75th percentile of the peer group.

The Committee desires to keep a significant portion of our executive officers’ compensation at risk and based on performance and also desires to align our executive officers’ interests with the interests of our stockholders. Accordingly, a significant percentage of annual compensation opportunity is allocated to incentive compensation in the form of annual cash bonus payments and equity grants. The Committee, however, does not have a policy regarding the specific allocation of compensation between long-term and currently paid out compensation or between cash and non-cash compensation. Similarly, the Committee does not have a policy regarding the allocation of different forms of non-cash compensation. Rather, the Committee generally determines the allocation for named executive officers, except for the Chairman of the Board, based on its analysis of the various individual components of the compensation program. The compensation of the Chairman of the Board is analyzed against the compensation paid to the Chief Executive Officer. This approach results in a majority of the compensation opportunity for each of our named executive officers being provided through short-term incentives and long-term equity grants.

Elements of Compensation and Analysis of Compensation Decisions

The elements of compensation for our executive officers consist of the following:

•	base salary;
•	annual cash bonus awards;
•	long-term equity-based incentive awards; and
•	perquisites and other benefits.

Base Salary

We set base salary levels for our executive officers to provide current compensation for the day-to-day services the executive officers provide during the fiscal year, taking into account their individual roles and responsibilities as well as their respective experience and abilities. The fundamental objective in setting base salary levels for our executive officers, as with all components of executive compensation, is to pay competitive amounts to attract, motivate and retain high-quality executives.

We generally seek to pay our named executive officers base compensation near the 50th percentile of similarly situated executives in the peer group. Under certain circumstances, however, the Committee may decide to approve an individual executive officer’s salary at a level above or below the peer group median. For example, the executive compensation analysis performed for us in January 2009 found that, using our new peer group, the base salary of Messrs. Berk and Fernandez exceeded the 75th percentile of the peer group. These variations may occur due to reasons such as the specific expertise of an executive, the complexity or criticality of the business managed by the executive, and concerns regarding internal pay equity.

The Committee considers base salary adjustments on an annual basis as part of its comprehensive review of executive compensation matters, usually in early April. The Committee may also approve mid-year base salary adjustments in the event of a new hire, promotion or other significant change in responsibilities. No named executive officer received such a mid-year salary adjustment during fiscal 2009. Salaries for our named executive officers for fiscal 2009 and, where appropriate, fiscal 2008 and fiscal 2007 appear in the Summary Compensation Table below.

Annual Cash Bonus Awards

In addition to their base salaries, our named executive officers, like other eligible members of management, have the opportunity to earn annual cash bonuses based on Company performance. The Committee views these annual bonuses as an integral element of the entire compensation package.

Annual Management Incentive Plan – Fiscal 2009

Our Annual Management Incentive Plan serves as the primary mechanism for granting annual performance-based incentive bonuses. The Committee administers this plan for executive officers in order to accomplish the following objectives:

•	to motivate and provide a concrete incentive to executive officers to achieve certain specific business initiatives and specified financial performance goals;
•	to support our annual planning, budget and strategic planning processes;
•	to provide compensation opportunities which are competitive with those of other beverage alcohol, industry-related or peer companies in order to attract and retain key executives; and
•	to help control overhead by designing a portion of annual compensation as a variable rather than a fixed expense.

The Committee meets annually within two and a half months of the conclusion of each fiscal year to evaluate performance and certify and approve awards for the recently concluded fiscal year and within 90 days of the conclusion of each fiscal year to approve a specific program for executive officers under the Annual Management Incentive Plan for the new fiscal year. For the fiscal 2009 program, payouts for named executive officers depended on three key variables:

•	the executive officer’s management position at the Company;
•	the executive officer’s base salary earned in fiscal 2009; and
•	Company performance for fiscal 2009 with respect to certain specified financial performance goals we have established to allow us to pursue our business aims and initiatives.

Specifically, the Committee established individual incentive award opportunities (based on a percentage of each executive officer’s salary) depending on the executive’s position and responsibilities with us. The Committee established these opportunities based on the following principles:

•

Competitiveness with the market – We generally position the target incentive award opportunities near the peer group median for named executive officers. Positioning target opportunities near the peer group median underscores the Committee’s philosophy that compensation levels should approximate peer group median levels when performance meets expectations and that pay should exceed peer group median levels when performance exceeds expectations.

•

Placement of an appropriate amount of pay at risk – We place more pay at risk for our more senior executives (such as our Chief Executive Officer) who have more control over our performance, and provide similarly positioned executives (such as our Executive Vice Presidents) with comparable award opportunities.

In April 2008, the Committee approved the executive officer award program under the plan for fiscal 2009. All of the named executive officers participated in the plan. To provide continuing incentives throughout the year, the Committee provided for a range of possible awards for executive officers from a threshold level to a maximum level, including a target level award and other intermediate points between threshold and maximum. The fiscal 2009 program included the following award schedule for threshold, target and maximum levels of achievement in terms of a percentage of fiscal 2009 base salary:

Annual Management Incentive Plan

Award Schedule for Executive Officers

Name	Threshold	Target	Maximum
Chairman of the Board	30%	120%	240%
President and Chief Executive Officer	30%	120%	240%
Other Executive Officers	17.5%	70%	140%

These percentages assume that the same threshold, target or maximum performance is achieved for each applicable performance criteria selected under the plan, which were weighted in the final calculation of the award payment as described below. Accordingly, an incentive award payment under the fiscal 2009 program could have been less than the threshold percentage set forth above even if a threshold level was achieved for one criterion, but a payment could not exceed the maximum percentage of base salary set forth above.

The Committee established the objective performance criteria on which payouts were based for fiscal 2009 from the list of performance criteria set forth in the plan. The Committee chose measures that it believed would provide an appropriate link between the level of our performance and the corresponding payout under the plan depending on the executive’s management position and duties. For the fiscal 2009 program, the Committee again chose the fiscal year earnings before interest and taxes, or EBIT, and free cash flow, or FCF, as the applicable performance criteria, as these criteria represent key drivers of the our short-term business success. We believe that EBIT serves as a measure of our profitability, while FCF reflects our ability to generate the cash required to operate the business and pay down debt. EBIT for the Company is the sum of its operating income plus equity in earnings of equity method investees. For award opportunities based on the performance of business divisions within our Constellation Wines reporting segment, EBIT was calculated based on EBIT adjusted for intra-Company transfers and transactions occurring within this segment. For the Company, FCF is equal to net cash provided by (used in) operating activities less purchases of property, plant and equipment. The program provided that divisional FCF results would be calculated before tax payments as we generally manage taxes at the corporate level. In each case in accordance with the provisions of Internal Revenue Code Section 162(m), the plan provides that the effects of extraordinary items, such as certain unusual or nonrecurring items of gain or loss, the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, among other items specified in the plan, are excluded in calculating the performance achieved with respect to each criterion.

The Committee established the following criteria weightings for named executive officers to determine award amounts payable under the fiscal 2009 program:

Annual Management Incentive Plan

Performance Criteria Weightings for Fiscal 2009

Name	Corporate EBIT	Corporate FCF	Divisional EBIT	Divisional FCF
Richard Sands	80%	20%	—	—
Robert Sands	80%	20%	—	—
Robert Ryder	80%	20%	—	—
Alexander L. Berk	40%	—	40%	20%
Jose F. Fernandez	40%	—	40%	20%

The Committee set the target level for each performance criterion at the corresponding level of expected performance for fiscal 2009 under our operating plan. This operating plan was reviewed with and approved by the Board in April 2008. As a result, if our performance at the conclusion of fiscal 2009 matched the expected performance as set at the beginning of that year, the executive officers would have received target level bonuses. With the assistance of the Human Resources Department, the Committee then established a range of performance level award opportunities from threshold to maximum by considering a variety of factors, including the minimal acceptable growth for each performance criterion, our strategic direction and focus, and the various risks and uncertainties we face. The Committee established performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold upon achievement of the strategic objectives of the business. Threshold levels are expected to be challenging but achievable under normal circumstances and were achieved in fiscal 2009 with respect to all measures applicable to our named executive officers. Threshold levels were not met, however, with respect to two divisional measures that were applicable to an executive officer who was not a named executive officer in fiscal 2009. Target levels will be achieved if the Company performs as expected under our operating plan. Maximum levels were set to be achievable only with exceptional performance.

These fiscal 2009 performance levels included the following with respect to the named executive officers:

Annual Management Incentive Plan

Performance Levels for Fiscal 2009

Performance Criteria	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Corporate EBIT	$835 million	$945 million	$993 million
Corporate FCF	$296 million	$340 million	$404 million
Divisional EBIT applicable to Mr. Berk (EBIT of Constellation Spirits and Crown Imports segments)	$297 million	$330 million	$347 million

The divisional EBIT performance levels applicable to Mr. Fernandez and divisional FCF performance levels applicable to Messrs. Berk and Fernandez are not disclosed because we believe that disclosure of such performance objectives and results for the respective divisions with respect to these criteria, which are not otherwise subject to public disclosure requirements, are not material and would be competitively harmful by enabling competitors to identify our detailed and confidential financial targets and strategies.

In April 2009, the Committee met to review our actual performance and to consider payouts to participants. After reviewing our fiscal year performance against the applicable performance criteria adopted under the fiscal 2009 program, the Committee certified awards to the named executive officers as follows:

Annual Management Incentive Plan

Performance Criteria Results for Fiscal 2009

Performance Criteria	Fiscal 2009 Results As Calculated in Accordance with the Plan
Corporate EBIT	$886,252,000, equal to 42% of target payout (for performance between threshold and target levels)
Corporate FCF	$390,105,000, equal to 181% of target payout (for performance between target and maximum levels)
Divisional EBIT applicable to Mr. Berk (EBIT of Constellation Spirits and Crown Imports segments)	$324,369,000, equal to 72% of target payout (for performance between threshold and target levels)
Divisional FCF applicable to Mr. Berk	176% of target payout (for performance between target and maximum levels)
Divisional EBIT applicable to Mr. Fernandez	105% of target payout (for performance slightly above target level)
Divisional FCF applicable to Mr. Fernandez	175% of target payout (for performance between target and maximum levels)

The total Annual Management Incentive Plan awards to named executive officers for fiscal 2009 based on this performance appear below in the Summary Compensation Table under the “Non-

Equity Incentive Plan Compensation” column. Where appropriate, Annual Management Incentive Plan awards for fiscal 2008 and fiscal 2007 also appear in that column of the Summary Compensation Table.

Annual Management Incentive Plan – Fiscal 2010

In April 2009, the Committee determined that it would be appropriate to alter the Annual Management Incentive Plan in order to allow the Committee to exercise negative discretion to reduce, but not increase, an award under the plan. The establishment of such a negative discretion component to this plan was recommended by Watson Wyatt. The Committee then established a bonus pool under the plan equal to 0.5% of our fiscal 2010 EBIT for each of Richard Sands and Robert Sands and 0.25% of our fiscal 2010 EBIT for each other executive officer. The Committee reserves the right to exercise its negative discretion at the end of fiscal 2010 to reduce the amounts calculated in the preceding sentence to a bonus payment to each of our executive officers that it believes to be appropriate based on our performance and achievement of our goals, such as our fiscal 2010 operating plan for EBIT and FCF. In adopting the changes for fiscal 2010, the Committee took into consideration the fact that these changes would result in any tax deduction for Annual Management Incentive Plan bonuses for fiscal 2010 (and each subsequent year) being taken by us in the following year after the Committee had determined whether and how to exercise its negative discretion.

Other Cash Bonus Awards

In addition to any payments under the Annual Management Incentive Plan, we have discretion to pay cash bonuses to our executives outside of that plan, including to our executive officers. Such payments might be paid to executives, for example, after the closing of a significant acquisition or other transaction. In April 2009, the Committee determined it equitable and appropriate to award a cash bonus to Mr. Berk in recognition of his efforts related to the sale of our value spirits business to Sazerac Company, Inc., which closed in March 2009. The Committee set Mr. Berk’s award at 40% of his salary.

Long-Term Incentive Awards

Executive Officer Awards

The Committee (as well as the full Board) has the flexibility to award executive officers non-qualified stock options, restricted stock, stock appreciation rights and other stock-based awards under our Long-Term Stock Incentive Plan. In fiscal 2009, the Committee granted stock options, restricted stock and restricted stock units to various participants under the plan. The Committee grants options to purchase Class 1 Stock to individuals subject to U.S. taxation, including all of the executive officers, and options to purchase Class A Stock to other participants. (No trading market exists for the Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale. Under the plan, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Committee determines otherwise.) Similarly, the Committee grants restricted stock to individuals subject to U.S. taxation, including all of the executive officers, and restricted stock units to other participants.

The use of equity-based awards, together with the stock ownership guidelines described below, directly ties our executives’ interests to the value and appreciation of our Class A Stock. These awards also assist in the retention of executives as they vest over a period of employment with us, usually one-quarter per year over four years. The Committee considers granting stock-based awards as part of its annual review of executive compensation, usually in early April. The Committee has also granted stock-based awards in connection with significant business activities, such as acquisitions, or events, such as new hires.

In April 2008, the Human Resources Committee determined it was important to retain stock options as a significant element of annual compensation, as the value of options has a close link to the creation of stockholder value. The Committee awarded non-qualified options to executive officers and based the awards on a formula that took into account the executives’ positions and salaries so that more senior executives received a greater portion of their compensation through long-term incentives. In structuring these annual awards, the Committee considered the competitiveness of grants by reviewing the financial statement expense of grants at peer group companies as a percentage of salary. The Committee approved grants which, at the time, approximated the 25th percentile of peer group awards. The number of options and the grant date fair value of these option awards to named executive officers for fiscal 2009 appear below in the Grants of Plan-Based Awards in Fiscal 2009 table.

At this same meeting the Committee determined that it would be appropriate to also grant certain executives, including our executive officers, shares of restricted stock as part of our equity- based grants. Restricted stock was added in order to bring the long-term incentive portion of compensation in line with the peer group at that time and to provide for greater diversification and retention value in our equity-based grants. The Committee determined that, for these recipients, grants of restricted stock would be provided in lieu of special grants of stock options for significant business accomplishments and acquisitions. The Committee established restricted stock grant levels by reviewing then current market trends and practices provided by Mercer regarding our peer group so that the combination of stock option and restricted stock awards approximated the peer group median at that time. The number of shares of restricted stock and the grant date fair value of these stock awards to named executive officers for fiscal 2009 appear below in the Grants of Plan-Based Awards in Fiscal 2009 table.

In April 2009, the Committee again determined that it was important to retain stock options and restricted stock as significant elements of compensation and awarded non-qualified options and restricted stock to all executive officers upon the same formulas that were employed in April 2008.

Equity Award Granting Practices

The Committee annually considers equity awards to executive officers at the regularly scheduled meeting at which it considers annual compensation-related actions and awards, including the grant of equity awards to other eligible employees around the world. The Committee generally grants new employee awards, awards associated with promotions, and awards associated with merger and acquisition activity at regularly scheduled meetings of the Committee, which may or may not be one at which other compensation-related decisions are made. In addition, the Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant stock option awards provided that (i) the recipient may be no higher than the level of Vice President, (ii) any such award may not be for more than 5,000 shares of our Class A Stock or Class 1 Stock, and (iii) the number of shares and the terms and conditions for such grants shall be consistent with the past practices of the

Committee. The Chief Human Resources Officer did not exercise this authority in fiscal 2009. All stock option awards under our Long-Term Stock Incentive Plan are priced as of the closing price of our Class A Stock on the date of grant.

The Board considers equity grants to the directors pursuant to our director compensation policy as described more fully below under the heading “Director Compensation.” The Board generally approves these grants to directors at the Board meeting immediately following the Annual Meeting of Stockholders. As directors serve annual terms, such grants are intended to coincide with the beginning of the term of office. For example, the Board approved fiscal 2009 equity awards for directors on July 17, 2008 following the Annual Meeting of Stockholders held earlier that day. The Board may also grant equity awards upon the appointment of a new member of the Board; however, no new Board members were appointed during fiscal 2009.

We do not backdate equity grants and do not time grants of equity so that they are intentionally made prior to the announcement of favorable information or subsequent to the announcement of unfavorable information.

Stock Ownership Guidelines

In order to further align the interests of our executive officers with the long-term interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. In establishing these guidelines for stock ownership, we consider the length of an executive officer’s tenure as an executive officer. We allow individuals five years in which to reach the applicable ownership guideline. Ownership guidelines can be satisfied by the ownership of stock, vested stock options, and/or Class A Stock underlying Constellation CHESS Depositary Interests as described above under the heading “Voting Securities.” The applicable guidelines for our executive officers are as follows:

Individual	Applicable Stock Ownership Guideline
Chairman of the Board	4 times base salary
President and Chief Executive Officer	4 times base salary
Other Executive Officers	2 times base salary

As of May 26, 2009, each of our executive officers had either met his respective guideline or was within the five-year window for doing so, except for three (3) executive officers who, after meeting the ownership guidelines in the past, have fallen below the applicable amount primarily due to the decline in the market price of our Class A Stock that has occurred during the past year.

Other Benefits

Savings Plans and Health and Welfare Benefits

As with other eligible employees, we offer our executive officers the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, maintain, and motivate employees with a competitive benefits package:

•	Executive officers who are resident in the U.S. are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to contribute on a before-tax basis into their plan accounts up to 50% of their annual salary, but not in excess of the annual limit set by the Internal Revenue Service, or the IRS. We provide a 50% match on the first 6% of salary as well as a 3% annual contribution. In addition, at the conclusion of each fiscal year, the Committee analyzes our performance and has discretion to recommend to the Board that it award a supplemental profit sharing contribution, which is typically between 1% and 7% of eligible wages.

•

Executive officers are eligible to participate in our 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan designed to provide participants with the benefit of our 3% annual contributions and supplemental profit sharing contributions that could not be made pursuant to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS. Further detail concerning this plan is provided below under the heading “Nonqualified Deferred Compensation.”

•

Executive officers are generally eligible to participate on the same terms as other eligible employees in our 1989 Employee Stock Purchase Plan, an Internal Revenue Code Section 423 plan that allows employees to purchase shares of Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in the Company, neither Richard Sands nor Robert Sands is eligible to participate in this plan.

•

The executive officers also receive customary employee benefits, such as our health insurance program, long-term and short-term disability insurance programs, paid time off (vacation/sick leave) and life insurance programs, in the same manner as other eligible employees.

Severance Benefits

Previously, we did not have a uniform approach to employment arrangements or severance benefits for our executive officers. Some of our executive officers, including Richard Sands and Robert Sands, had no employment agreements. Other executive officers, including Messrs. Ryder and Fernandez, had employment letters which provided varying levels of severance benefits. Mr. Berk had a more formalized employment agreement based on terms that existed when we acquired the company for which he worked. In April 2008, the Committee determined that it was appropriate to standardize our relationships with the executive officers and approved the execution of new employment agreements with each of our executive officers, including all of our named executive officers. In approving the execution of these agreements, the Committee believed it appropriate to ensure that similarly situated executive officers (such as our Executive Vice Presidents) had the same basic benefits. In establishing these agreements, we considered information from Mercer regarding existing market practices.

In April 2009, we also entered into agreements with Mr. Berk regarding his retirement from our company after the closing of the sale of our value spirits business in March 2009.

More information concerning these agreements and amounts payable to named executive officers in the event of a severance or change-in-control event are described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control.”

Perquisites

We provide executive officers with perquisites and other personal benefits that we believe to be fair, reasonable and competitive with those offered by comparable companies to their officers. The

Committee believes these benefits further its objective of attracting, motivating and retaining key executive talent and assist executive officers in dedicating the appropriate amount of time and attention to business initiatives.

We provide the following recurring benefits to some or all of our named executive officers:

•

Automobile lease or allowance – We provide a designated leased vehicle or monthly allowance to executive officers. We believe this is competitive with benefits provided to executives at comparable companies.

•

Personal use of the corporate aircraft when not needed for business purposes – We monitor the personal use of corporate aircraft and believe this use is reasonable, enables executive officers to devote maximum time and attention to our business, and enhances their availability and security while away from our offices. Executives pay all personal income taxes that are attributable to their personal use of the aircraft.

•

Complimentary product allowance – We provide a product allowance to executive officers as well as directors and certain other employees and believe that the product allowances enhance product knowledge and appreciation. The current annual allowance is $10,000 for our Chairman of the Board and our President and Chief Executive Officer and $5,000 for our other executive officers.

•	Expanded annual physical health review on a voluntary basis – We believe we benefit from offering an annual comprehensive health physical by encouraging our executive officers to protect their health.
•	Club membership for Mr. Berk – We believe this benefit was competitive with benefits offered to similarly situated executives at comparable companies.

Pursuant to his employment agreement, we have agreed to provide certain benefits to Mr. Fernandez for so long as we require him to maintain two primary business locations (currently in California and New York). These benefits currently consist of a $3,000 monthly allowance, the use of a second leased vehicle, and the right to receive tax preparation services from a third party provider.

In addition, we may provide additional benefits to our named executive officers in special circumstances, such as the payment of cost of living adjustments, tax preparation fees and tax equalization costs in the event of an expatriate assignment or relocation benefits in the event of a new hire or transfer. The recurring and additional benefits we provided to our named executive officers during fiscal 2009 are quantified below in the Summary Compensation Table.

Accounting Considerations

Accounting for Stock-Based Compensation

Effective March 1, 2006, we adopted Statement of Financial Accounting Standards No. 123(R) requiring that we recognize in our financial statements the cost resulting from all share-based payment transactions such as stock options. As with any significant change in accounting requirements, we and our Board have considered and continue to monitor the impact of this standard. At this time, we continue to believe that equity-based executive compensation, including stock options, serves an important role in our executive compensation program design, and we have not significantly altered our compensation philosophy or award mix in light of this accounting standard.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to certain named executive officers of a company who are employed at year-end may not be deductible by the company unless the compensation qualifies as performance-based compensation. The Committee recognizes the benefits of structuring executive compensation so that, where possible, Section 162(m) does not limit our tax deductions for compensation, and our Long-Term Stock Incentive Plan and Annual Management Incentive Plan have been designed so that the Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, such as the payment of cash bonuses awards outside of the Annual Management Incentive Plan and the granting of restricted stock to executive officers, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

As discussed above, in April 2009 the Committee also decided to make certain changes to the structure of the Annual Management Incentive Plan that will result in any tax deductions for payments under the plan for fiscal 2010 performance, and for performance during each year thereafter, being taken by the Company in the following year.

Compensation Committee Report

We, the Human Resources Committee of the Board (which committee functions as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 28, 2009.

Human Resources Committee

Peter M. Perez (Chair)

Jeananne K. Hauswald

Thomas C. McDermott

Peter H. Soderberg

Compensation Tables and Related Information

The following table sets forth the compensation paid or accrued by the Company for services rendered by the Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executives (the “named executive officers”) for the fiscal year ended February 28, 2009 (“fiscal 2009”), and where applicable, for the fiscal years ended February 29, 2008 (“fiscal 2008”) and February 28, 2007 (“fiscal 2007”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Richard Sands, Chairman of the Board (5)	2009	1,112,800	—	250,238	2,657,824	932,081	—	583,330	5,536,273
	2008	1,080,320	669,798	—	1,464,501	923,025	—	390,701	4,528,345
	2007	1,040,000	436,348	—	556,742	—	—	339,984	2,373,074
Robert Sands, President and Chief Executive Officer (6)	2009	1,080,289	—	242,941	2,169,591	904,850	—	266,449	4,664,120
	2008	978,070	606,403	—	1,347,080	835,663	—	205,549	3,972,765
	2007	852,800	357,805	—	473,746	—	—	288,875	1,973,226
Robert Ryder, Executive Vice President and Chief Financial Officer (7)	2009	529,615	—	71,680	687,889	258,770	—	35,464	1,583,418
	2008	390,346	183,600	—	266,056	254,184	—	836,573	1,930,759
Alexander L. Berk, Chief Executive Officer, Constellation Beers and Spirits (8)	2009	651,460	—	87,991	1,567,691	368,466	—	62,882	2,738,490
	2008	632,485	360,516	—	798,771	211,629	—	64,701	2,068,102
	2007	608,159	29,800	—	193,665	548,316	—	65,883	1,445,823
Jose F. Fernandez, Chief Executive Officer, Constellation Wines North America (9)	2009	668,750	—	90,566	840,892	439,101	—	112,854	2,152,163
	2008	593,115	53,380	—	462,890	599,521	—	103,393	1,812,299

(1)	These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2009 for the fair value of restricted stock awards granted in fiscal 2009 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS123(R)”) using the closing price for the Company’s Class A Stock on the New York Stock Exchange on the date of grant. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2009 table below for additional information regarding restricted stock awards made during fiscal 2009.

(2)	These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2009 and, where appropriate, fiscal 2008 and fiscal 2007, for the fair value of all stock options granted in and prior to each such year in accordance with SFAS 123(R) using the Black-Scholes option-pricing model with the assumptions described, respectively, in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2009, in Note 14 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 29, 2008, and in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2007. The Company did not include any impact of estimated forfeitures related to service-based vesting terms in its calculations for these individuals. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual values that will be realized by the named executive officers. See the Grants of Plan-Based Awards in Fiscal 2009 table for information regarding stock option awards made during fiscal 2009.

(3)	These amounts represent payments made in April 2009 for fiscal 2009, and, where applicable, in April 2008 for fiscal 2008 and April 2007 for fiscal 2007, under the Company’s Annual Management Incentive Plan.

(4)	These amounts, as set forth below, include for fiscal 2009 (i) Company matching contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2009, (ii) Company 3% annual contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan earned in fiscal 2009, (iii) Company contributions under the 2005 Supplemental Executive Retirement Program made during fiscal 2009 based upon fiscal 2008 performance, and (iv) perquisites and other personal benefits for fiscal 2009.

Name	401(k) and Profit Sharing Plan Matching Contributions ($)	401(k) and Profit Sharing Plan 3% Annual and Supplemental Profit Sharing Contributions ($)	2005 Supplemental Executive Retirement Plan Contributions ($)	Perquisites and Other Personal Benefits ($)	Tax Gross-Ups ($)	Total “All Other Compensation” ($)
Richard Sands	7,050	10,856	59,872	505,552	—	583,330
Robert Sands	6,886	10,856	52,715	195,992	—	266,449
Robert Ryder	4,825	10,856	2,077	17,706	—	35,464
Alexander L. Berk	6,995	10,856	28,524	16,507	—	62,882
Jose F. Fernandez	6,990	10,856	25,768	69,240	—	112,854

Perquisites and Other Personal Benefits provided to the named executive officers in fiscal 2009 included automobile allowances, personal use of automobiles leased by the Company, automobile maintenance, insurance and parking expenses, personal use of corporate aircraft, complimentary product allowances, physical health reviews, a club membership, and a cost of living adjustment and tax preparation services provided to an executive for maintaining two business locations.

The amount of these benefits provided to Richard Sands included $488,192 for his personal use of corporate aircraft, $9,600 for his automobile allowance, and $7,760 for his product allowance. The amount of these benefits provided to Robert Sands included $181,755 for his personal use of corporate aircraft, $9,600 for his automobile allowance, and $4,637 for his product allowance. The amount of these benefits provided to Mr. Ryder included $9,600 for his automobile allowance, $5,105 for his product allowance, and $3,001 for a physical health review. The amount of benefits to Mr. Berk consisted of $9,583 for automobile maintenance, insurance and parking, $4,260 for a club membership, and $2,664 for his product allowance. The amount of these benefits provided to Mr. Fernandez included $36,000 for a cost of living adjustment, $5,000 for tax preparation services, $25,023 for leased automobiles, $1,200 for his product allowance, and $2,017 for a physical health review.

Values noted above for the personal use of corporate aircraft and leased automobiles represent the aggregate incremental cost to the Company for such use. The aggregate incremental cost of personal use of the corporate aircraft includes (i) the cost of fuel (using aircraft-specific average consumption rates per hour and aircraft-specific average fuel costs), (ii) ordinary aircraft maintenance (using aircraft-specific average maintenance costs per hour), and (iii) specific trip- related expenses including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since Company aircraft are used primarily for business travel, the methodology excludes fixed, capital and similar costs. In instances where family members or guests fly on Company aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to the Company is de minimis in amount, and no amount is reflected in the table for these additional passengers. Values noted above for the personal use of leased automobiles includes the rental payments paid by the Company during fiscal 2009 for each automobile as well as the Company’s fleet average cost of insurance per vehicle and maintenance.

(5)	For all of fiscal 2007 and from March 1, 2007 until July 26, 2007, Richard Sands served as Chairman of the Board and Chief Executive Officer. During the remainder of fiscal 2008 and all of fiscal 2009, Richard Sands served as Chairman of the Board.

(6)	For all of fiscal 2007 and from March 1, 2007 until July 26, 2007, Robert Sands served as President and Chief Operating Officer. During the remainder of fiscal 2008 and all of fiscal 2009, Robert Sands served as President and Chief Executive Officer.

(7)	Mr. Ryder assumed the position of Executive Vice President and Chief Financial Officer of the Company in May 2007.

(8)	For the periods reported, Mr. Berk was employed as President and Chief Executive Officer of Barton Incorporated, a wholly-owned subsidiary of the Company. On May 31, 2009, Mr. Berk retired from the Company and Constellation Services LLC (successor by merger to Barton Incorporated) as described under the heading “Severance Benefits” in the Compensation Discussion and Analysis above and in “Employment Agreements and Potential Payments Upon Termination or Change-in-Control” below.

(9)	The Board designated Mr. Fernandez as an executive officer of the Company in July 2007. Mr. Fernandez is also President and Chief Executive Officer of Constellation Wines U.S., Inc., a wholly-owned subsidiary of the Company.

Grants of Plan-Based Awards in Fiscal 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Richard Sands	N/A	333,840	1,335,360	2,670,720
	4/1/08				58,300			1,114,696
	4/1/08					437,000	19.12	3,117,908
Robert Sands	N/A	324,087	1,296,346	2,592,693
	4/1/08				56,600			1,082,192
	4/1/08					424,300	19.12	3,027,296
Robert Ryder	N/A	92,683	370,731	741,462
	4/1/08				16,700			319,304
	4/1/08					145,700	19.12	1,039,540
Alexander L. Berk	N/A	114,006	456,022	912,044
	4/1/08				20,500			391,960
	4/1/08					178,900	19.12	1,276,416
Jose F. Fernandez	N/A	117,031	468,125	936,250
	4/1/08				21,100			403,432
	4/1/08					183,900	19.12	1,312,090

(1)	These columns show the potential payouts for fiscal 2009 under the Company’s Annual Management Incentive Plan if threshold, target or maximum performance, respectively, was achieved for all applicable performance criteria established under the plan for that year. The method for determining payouts is described under the heading “Annual Management Incentive Plan – Fiscal 2009” in the Compensation Discussion and Analysis above. The actual payouts under the plan for each named executive officer are set forth above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	This represents the number of restricted shares of Class A Stock granted to the executive under the Company’s Long-Term Stock Incentive Plan. These restricted stock awards vest in four equal annual installments beginning May 1, 2009. Further information concerning these awards can be found under the heading “Long-Term Incentive Awards” and subheading “Executive Officer Awards” thereunder in the Compensation Discussion and Analysis above and in the Outstanding Equity Awards at February 28, 2009 table below.

(3)	This represents the number of options to purchase shares of Class 1 Stock granted to the executive under the Company’s Long-Term Stock Incentive Plan. These options vest and become exercisable ratably in four equal annual installments beginning one year after the grant date. Further information concerning these awards can be found above under the heading “Long-Term Incentive Awards” and subheading “Executive Officer Awards” thereunder in the Compensation Discussion and Analysis above and in the Outstanding Equity Awards at February 28, 2009 table below.

(4)	The exercise price of these options, which relate Class 1 Stock (for which there is no public trading market), is the closing price of a share of Class A Stock on the grant date.

(5)	These amounts represent the full grant date fair value of the restricted stock and stock options, respectively, granted in fiscal 2009. This represents the aggregate amount that the Company expects to expense for such grants in accordance with SFAS 123(R) over the grants’ respective vesting schedules. With respect to restricted stock awards, the Company does not include any impact of estimated forfeitures related to service-based vesting terms in this calculation. A discussion of the assumptions used in calculating these values with respect to stock option awards may be found in Note 15 of the Company’s financial statements in the Annual Report on Form 10-K for the year ended February 28, 2009. These amounts reflect the Company’s aggregate accounting expense for these awards and do not necessarily correspond to the actual values that will be recognized by the named executive officers.

Outstanding Equity Awards at February 28, 2009

The following table presents information concerning outstanding stock option and restricted stock awards to each of the named executive officers.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date (3)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Richard Sands	4/15/1999	122,400		6.5000	4/14/2009
	9/21/1999	8,800		7.1641	9/20/2009
	4/6/2000	176,800		6.4375	4/5/2010
	4/10/2001	126,400		8.8713	4/10/2011
	9/26/2001	200,000		10.2500	9/26/2011
	4/2/2003	152,200		11.7950	4/2/2013
	4/3/2003	60,000		11.7500	4/3/2013
	4/6/2004	242,800		16.6300	4/6/2014
	12/23/2004	40,000		23.0200	12/23/2014
	4/7/2005	156,200		27.2350	4/7/2015
	4/5/2006	100,500	100,500	25.8800	4/5/2016
	4/5/2006	15,000	15,000	25.8800	4/5/2016
	4/3/2007	78,836	236,507	20.7900	4/3/2017
	4/3/2007	12,188	36,562	20.7900	4/3/2017
	4/18/2007	4,063	12,187	22.2700	4/18/2017
	7/26/2007	17,621	52,862	22.0800	7/26/2017
	1/2/2008	7,500	22,500	23.4800	1/2/2018
	4/1/2008		437,000	19.1200	4/1/2018
	4/1/2008					58,300	760,815
Robert Sands	4/15/1999	128,000		6.5000	4/14/2009
	4/6/2000	156,800		6.4375	4/5/2010
	4/10/2001	112,000		8.8713	4/10/2011
	9/26/2001	160,000		10.2500	9/26/2011
	4/2/2003	107,600		11.7950	4/2/2013
	4/3/2003	60,000		11.7500	4/3/2013
	4/6/2004	191,800		16.6300	4/6/2014
	12/23/2004	40,000		23.0200	12/23/2014
	4/7/2005	128,000		27.2350	4/7/2015
	4/5/2006	15,000	15,000	25.8800	4/5/2016
	4/5/2006	82,400	82,400	25.8800	4/5/2016
	4/3/2007	78,836	236,507	20.7900	4/3/2017
	4/3/2007	12,188	36,562	20.7900	4/3/2017

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date (3)	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Robert Sands	4/18/2007	4,063	12,187	22.2700	4/18/2017
(continued)	7/26/2007	1,096	3,288	22.0800	7/26/2017
	1/2/2008	7,500	22,500	23.4800	1/2/2018
	4/1/2008		424,300	19.1200	4/1/2018
	4/1/2008					56,600	738,630
Robert Ryder	6/27/2007	37,500	112,500	24.1300	6/27/2017
	1/2/2008	7,500	22,500	23.4800	1/2/2018
	4/1/2008		145,700	19.1200	4/1/2018
	4/1/2008					16,700	217,935
Alexander L. Berk	9/26/2001	80,000		10.2500	9/26/2011
	4/2/2003	81,000		11.7950	4/2/2013
	4/6/2004	84,600		16.6300	4/6/2014
	4/7/2005	53,800		27.2350	4/7/2015
	4/5/2006	41,150	41,150(5)	25.8800	4/5/2016
	4/3/2007	12,188	36,562(5)	20.7900	4/3/2017
	4/3/2007	39,950	119,850(5)	20.7900	4/3/2017
	1/2/2008	7,500	22,500(5)	23.4800	1/2/2018
	4/1/2008		178,900(5)	19.1200	4/1/2018
	4/1/2008					20,500(6)	267,525(6)
Jose F. Fernandez	4/6/2004	50,600		16.6300	4/6/2014
	12/23/2004	30,000		23.0200	12/23/2014
	4/7/2005	34,400		27.2350	4/7/2015
	4/5/2006	33,850	33,850	25.8800	4/5/2016
	4/5/2006	10,000	10,000	25.8800	4/5/2016
	4/3/2007	32,850	98,550	20.7900	4/3/2017
	1/2/2008	7,500	22,500	23.4800	1/2/2018
	4/1/2008		183,900	19.1200	4/1/2018
	4/1/2008					21,100	275,355

(1)	Options granted prior to April 18, 2007 relate to Class A Stock. Options granted on or after April 18, 2007 relate to Class 1 Stock. The vesting schedule for all option awards set forth in the table is 25% per year at each of the first four annual anniversaries of the grant date. The vesting schedule for all stock awards set forth in the table is 25% per year at each of the first four annual anniversaries of May 1, 2008.

(2)	The exercise price of an option, whether it relates to Class A Stock or Class 1 Stock, is the closing price for a share of Class A Stock on the grant date. (The information in this table reflects, where applicable, the effects of subsequent stock splits distributed in the form of stock dividends.) Since October 12, 1999, Class A Stock has traded on the New York Stock Exchange. Between May 1992 and October 12, 1999, Class A Stock traded on the Nasdaq Stock Market.

(3)	All option awards set forth in the table were granted with ten-year terms.

(4)	These amounts are based upon the closing price of $13.05 for a share of Class A Stock on the New York Stock Exchange on February 27, 2009, the final trading day of fiscal 2009.

(5)	Pursuant to Mr. Berk’s agreement with the Company from April 2009 described below in “Employment Agreements and Potential Payments Upon Termination or Change-in-Control,” any unvested stock options held by Mr. Berk became fully vested on May 31, 2009 and all of his vested stock options are now exercisable until the earlier of (i) February 28, 2011 or (ii) the expiration date of the option.

(6)	As a result of Mr. Berk’s retirement from the Company on May 31, 2009, 15,375 of these shares having a market value on February 28, 2009 of $200,644 (based upon the closing price of $13.05 for a share of Class A Stock on the New York Stock Exchange on February 27, 2009) were forfeited.

Option Exercises and Stock Vested in Fiscal 2009

The following table presents information concerning stock option exercises by each of the named executive officers in fiscal 2009. None of the named executive officers had any stock awards vest in fiscal 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Sands	132,800	1,668,871	—	—
Robert Sands	128,800	1,618,604	—	—
Robert Ryder	—	—	—	—
Alexander L. Berk	88,000	1,181,998	—	—
Jose F. Fernandez	—	—	—	—

(1)	These amounts reflect the difference between the exercise price of the option and the market price of a share of Class A Stock at the time of exercise for all option exercises by a named executive officer in fiscal 2009.

Retirement Benefits

The Company maintains a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code, the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, to make available tax-favored retirement savings to all eligible U.S. employees, including the named executive officers. Additional detail regarding this plan is included in the Compensation Discussion and Analysis above under the heading “Savings Plans and Health and Welfare Benefits.”

Participants may choose to direct the investment of their accounts under the plan from an array of third-party managed investment options as selected by plan fiduciaries from time to time. All participants are 100% vested in their contributions, the 3% annual contributions and any earnings on these contributions. The Company’s matching contributions and supplemental profit sharing contributions, together with the earnings on those amounts, vest at the rate of 20% a year commencing on the first anniversary of the participant’s date of hire.

Based on its analysis of fiscal 2009 Company performance, the Human Resources Committee awarded supplemental profit sharing contributions for fiscal 2009. In particular, the Company awarded a 1.72% supplemental profit sharing contribution to eligible participants, including all of the named executive officers. See footnote 4 to the Summary Compensation Table above for additional information about Company contributions to the accounts of the named executive officers.

Nonqualified Deferred Compensation

In addition to the Company’s 401(k) and Profit Sharing Plan, certain U.S. employees, including each of the named executive officers, also are eligible to participate in the Company’s 2005 Supplemental Executive Retirement Plan, which is a non-qualified retirement savings plan. The 2005 Supplemental Executive Retirement Plan and its predecessor plan, the Supplemental Executive Retirement Plan (in which each named executive officer other than Robert Ryder currently has a balance but to which no further contributions will be made), are designed to provide participants with the benefit of the Company’s 3% annual contributions and supplemental profit sharing contributions that could not be made to the 401(k) and Profit Sharing Plan due to limitations prescribed by the IRS. The 2005 Supplemental Executive Retirement Plan is also designed to satisfy Section 409A of the Internal Revenue Code.

Once a year, participants may choose to direct the investment of their accounts under the plans from an array of third-party managed investment options that are similar to those offered under the Company’s 401(k) and Profit Sharing Plan as selected by the plan fiduciaries from time to time. Contributions to the 2005 Supplemental Executive Retirement Plan currently vest consistently with the vesting of the Company’s matching contributions and supplemental profit sharing contributions under the 401(k) and Profit Sharing Plan.

For each of fiscal 2009, fiscal 2008, and fiscal 2007, the Company contributed to the 2005 Supplemental Executive Retirement Plan on behalf of each participant, including the eligible named executive officers, a sum equal to the amount of the 3% annual contribution and the supplemental profit sharing contribution that a participant would have otherwise received on the portion of his or her salary that exceeded the applicable IRS limits. See footnote 4 to the Summary Compensation Table above for information about Company contributions to the accounts of named executive officers during fiscal 2009, and see the table below for additional information.

Named executive officers do not make contributions under the 2005 Supplemental Executive Retirement Plan, and there were no withdrawals by or distributions to any named executive officer during fiscal 2009 under that plan or its predecessor plan.

Name	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($) (3)
Richard Sands	59,872	(216,410)	376,490
Robert Sands	52,715	(194,449)	295,540
Robert Ryder	2,077	(934)	1,143
Alexander L. Berk	28,524	(106,480)	323,893
Jose F. Fernandez	25,768	(65,735)	124,343

(1)	These amounts reflect Company contributions credited to the account of each named executive officer in fiscal 2009 for fiscal 2008 under the 2005 Supplemental Employee Retirement Plan.

(2)	These amounts represent the aggregate earnings during fiscal 2009 on the accounts held for each named executive officer under either the 2005 Supplemental Employee Retirement Plan and, if applicable, the Company’s predecessor plan.

(3)	These amounts represent the fiscal 2009 year end aggregate balance of the accounts held for each named executive officer under the 2005 Supplemental Employee Retirement Plan and, if applicable, the Company’s predecessor plan.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

The Company entered into employment agreements with each of its executive officers in May 2008. The agreements, which extend through February 28, 2011 and then automatically renew for successive one year periods unless the Company provides at least 180 days notice of a decision not to renew the agreement, provide for an initial annual base salary level for each executive officer, which may be adjusted upwards by the Human Resources Committee. The following table sets forth the initial, annual base salary levels set forth in the employment agreements for the named executive officers:

Name	Initial Base Salary
Richard Sands	$1,114,048
Robert Sands	$1,081,500
Robert Ryder	$ 530,400
Alexander L. Berk	$ 651,460
Jose F. Fernandez	$ 669,500

Actual fiscal 2009 salaries for the named executive officers are set forth above in the Summary Compensation Table. The agreements do not provide for any specific perquisites or other personal benefits for the named executive officers during their terms of employment, except that the agreement with Mr. Fernandez provides for certain benefits for so long as the Company requires him to maintain two primary business locations. These benefits consist of a $3,000 monthly allowance to assist in defraying the cost of maintaining two households, the use of a second leased vehicle, and the right to receive tax preparation services.

The employment agreements also provide the following benefits in the event an executive’s employment terminates after the agreement expires or if the executive’s employment terminates during the term of the agreement due to death, due to disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), due to retirement (which requires an executive to be at least 60 years of age and have 10 years of service), is terminated by the executive for “good reason” (as defined in the agreement), or is terminated by the Company for any reason other than “for cause” (as defined in the agreement):

•	in the case of Richard Sands and Robert Sands, three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years;
•	in the case of all other executive officers, two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;
•

payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Richard Sands and Robert Sands or 24 months in the case of the other executive officers;

•	outplacement services for a period of up to 18 months;
•

in the case of Richard Sands and Robert Sands, continued personal use of the corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three (3) year period prior to termination and continued participation in the Company’s annual product allowance program for a period of three (3) years following termination;

•

in the case of all other executive officers, automobile allowance payments and continued participation in the Company’s annual product allowance program for a period of two (2) years following termination; and

•	payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Section 4999 of the Internal Revenue Code.

In order to receive these benefits, a terminating executive must execute a release in favor of the Company and agree not to compete with the Company without the Company’s consent for a period of three years in the case of Richard Sands and Robert Sands or two years in the case of the other executive officers. The agreements also prohibit the executives, for a period of 18 months after termination in the case of Richard Sands or Robert Sands and for a period of 12 months after termination in the case of other executive officers, from seeking to induce employees to leave the Company.

Finally, the agreements provide the executive with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging the Company’s confidential information or trade secrets or using such information in connection with any outside business activity.

In April 2009, Mr. Berk and the Company determined that, with the successful closing of the sale of the Company’s value spirits business in March 2009, it would be appropriate for Mr. Berk to retire from the Company. In connection with this transition, the Committee approved two agreements with Mr. Berk. Pursuant to the first agreement, it was agreed that (i) Mr. Berk would cease to serve as an employee of the Company or its affiliates on May 31, 2009, (ii) his outstanding unvested options would vest as of May 31, 2009 and he would be given until the earlier of their expiration date or February 28, 2011 in which to exercise those options, and (iii) he would receive a bonus equal to 40% of his salary for the services he provided in connection with the sale of the value spirits business. This agreement also provided that the bonus paid in connection with the sale of the value spirits business would be included in the calculation of the average annual bonus payment for purposes of his employment agreement and also clarified the calculation of his automobile allowance benefit under his employment agreement.

Pursuant to a separate agreement, Mr. Berk agreed to serve as a consultant to the Company for up to one year. This agreement is intended to secure Mr. Berk’s services to assist in transition matters associated with the sale of our value spirits business, as well as provide a mechanism to facilitate continuity with respect to our involvement in Crown Imports LLC, the Company’s joint venture with Grupo Modelo. Mr. Berk will receive compensation of $20,833 per month during the term of the agreement.

Additional information concerning these agreements is set forth above in the Compensation Discussion and Analysis under the heading “Severance Benefits.”

Termination or Change-in-Control

The following information describes and quantifies certain compensation and benefits that would have become payable under agreements, plans and arrangements if a named executive officer’s employment had terminated on February 28, 2009, based on the terms and conditions of the Company’s agreements, plans, and arrangements, that named executive officer’s compensation, and the closing price of a share of Class A Stock, all as of that date. These benefits are in addition to the benefits generally available to salaried employees in the U.S., such as the Company’s 401(k) and Profit Sharing Plan, 1989 Employee Stock Purchase Plan, life insurance program, medical, dental and vision benefits, and disability benefits. See the Compensation Discussion and Analysis above under the heading “Severance Benefits” and in the “Employment Agreements” subsection immediately above for a description of certain agreements executed with Mr. Berk after February 28, 2009.

Many factors can affect the nature and amount of the compensation and benefits that a named executive officer may receive upon a termination of employment. Factors that could affect these amounts include the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and the Company’s stock price on that date, that named executive officer’s age and years of service, and the exercise of discretion by the Board or Human Resources Committee regarding the payment of compensation and benefits.

Severance Benefits. The severance benefits contained in the employment arrangements for the named executive officers in existence on February 28, 2009 are described above in the Compensation Discussion and Analysis under the heading “Severance Benefits” and in the “Employment Agreements” subsection immediately above. The following chart provides the severance payments named executive officers would have received if they had qualified for benefits under their respective employment agreement in connection with a termination of employment as of February 28, 2009:

Name	Severance Pay ($)(1)	Medical and Dental ($)(2)	Aircraft / Automobile ($)(3)	Product Allowance ($)(4)	Outplacement Services ($)(5)	Estimated Tax Gross-Ups ($)(6)	Total ($)
Richard Sands	6,303,396	53,080	1,032,260	30,000	40,000	—	7,458,736
Robert Sands	5,949,221	43,410	521,798	30,000	40,000	—	6,584,429
Robert Ryder	1,757,354	30,511	19,200	10,000	40,000	—	1,857,065
Alexander L. Berk	2,315,405	20,868	19,200	10,000	40,000	—	2,405,473
Jose F. Fernandez	2,386,713	31,365	19,200	10,000	40,000	—	2,487,278

(1)	For Richard Sands and Robert Sands, these amounts represent (i) three times the base salary in effect on February 28, 2009 and (ii) three times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2009). For the other named executive officers, these amounts represent (i) two times the base salary in effect on February 28, 2009 and (ii) two times the average annual bonus paid during the three most recently completed fiscal years (including fiscal 2009).

(2)	For Richard Sands and Robert Sands, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2009 for a period of 36 months. For the other named executive officers, these amounts represent the total cost of the executive’s medical and dental coverage in effect on February 28, 2009 for a period of 24 months.

(3)	For Richard Sands and Robert Sands, these amounts represent estimated aggregate incremental cost of continued personal use of the Company’s aircraft for three years (when not needed by the Company for business purposes) at comparable levels to that provided over the three year period prior to February 28, 2009. For the other named executive officers, these amounts represent the total of 24 monthly cash payments pursuant to the Company’s automobile allowance program as in effect on February 28, 2009.

(4)	For Richard Sands and Robert Sands, these amounts represent the value of continued participation in the Company’s annual product allowance program as in effect on February 28, 2009 for a period of three years. For the other named executive officers, these amounts represent the value of continued participation in the Company’s annual product allowance program as in effect on February 28, 2009 for a period of two years.

(5)	These amounts represent the estimated incremental cost to the Company of providing an executive with 18 months of outplacement services.

(6)	The Company does not believe that any tax gross-ups would have been incurred in connection with a termination of the employment of any named executive officer on February 28, 2009.

Equity Awards. The unvested equity grants to each of the named executive officers are described above in the Outstanding Equity Awards at February 28, 2009 table. The Company made each of those grants pursuant to the Long-Term Stock Incentive Plan. Pursuant to that plan, no accelerated vesting of options or restricted stock would have occurred as of February 28, 2009 in the event of a voluntary termination by a named executive officer or an involuntary termination by the Company, whether with or without cause. In each of these instances, a participant, including any named executive officer, would (i) forfeit any unvested restricted stock and (ii) would have either 30 days from termination for option grants made prior to July 17, 2008 or 90 days from termination for option grants made on or after July 17, 2008 to exercise vested option awards (or, if earlier, until the option’s expiration date). However, in the event of death, disability or retirement (which requires a participant to be at least 60 years of age and have 10 years of service), the unvested options of a plan participant, including any named executive officer, would then vest and remain exercisable for one year from such event (or, if earlier, until the option’s expiration date). In the event of death or disability (but not retirement) of a participant, the unvested restricted stock of a plan participant would also vest. Generally, unvested options and restricted stock will also vest under the plan in the event of a change-in-control.

As of February 28, 2009, none of the named executive officers had unvested options that were in-the-money. The value of restricted stock held by each of the named executive officers as of February 28, 2009 (based on the New York Stock Exchange closing price of $13.05 for a share of Class A Stock on February 27, 2009) was as follows:

• Richard Sands	$760,815
• Robert Sands	$738,630
• Robert Ryder	$217,935
• Alexander L. Berk	$267,525
• Jose F. Fernandez	$275,355

Annual Management Incentive Plan Payments. The Company’s Annual Management Incentive Plan is described above under the heading “Annual Management Incentive Plan—Fiscal 2009” in the Compensation Discussion and Analysis. While the plan provisions and payout rules may be superceded by the terms of any participant’s individual employment agreement, the plan provides that, in the event of death, disability, retirement (which requires a participant to be at least 60 years of age and have 10 years of service) or involuntary termination without cause, the Company will provide to the participant a ratable portion of any payment approved for that fiscal year based on the performance and bonus targets established under the plan. In the event of a change-in-control, the plan provides that the performance period would end on the date of the change-in-control and performance targets would be adjusted to reflect the early termination of the performance period. Since February 28, 2009 was the end of the Company’s fiscal year, a named executive officer whose employment with the Company terminated for any reason as of that date could receive an annual payment for fiscal 2009 as determined in accordance with the plan. Actual payouts under the plan to the named executive officers for fiscal 2009 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Supplemental Executive Retirement Plans. The Company’s supplemental executive retirement plans are described above under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2009, each named executive officer (or, in the case of death, the officer’s beneficiary) would be entitled to receive the value of his respective supplemental executive retirement plan account balance set forth above in the Nonqualified Deferred Compensation

Table. In addition, because February 28, 2009 was the end of the Company’s fiscal year, each named executive officer would also have received a Company contribution to his 2005 Supplemental Executive Retirement Plan account as approved by the Human Resources Committee in April 2009. These contribution amounts were as follows:

• Richard Sands	$41,668
• Robert Sands	$40,134
• Robert Ryder	$ 7,439
• Alexander L. Berk	$19,893
• Jose F. Fernandez	$20,709

The plans call for distributions of vested benefits to the named executive officers to be made by lump sum. Payments under the Supplemental Executive Retirement Plan would be made after the termination event, while payments to the named executive officers under the 2005 Supplemental Executive Retirement Plan would be made six months after termination in compliance with Section 409A of the Internal Revenue Code. The plans would automatically terminate, all participant accounts would vest, and the Company would make similar lump sum payments of account balances to participants in the event of a change-in-control as defined by the plans. The aggregate account balances for each named executive officer are set forth above under the heading “Nonqualified Deferred Compensation.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Richard Sands, Robert Sands and other members of the Sands family beneficially own various entities through which, among other activities, they own and operate the Inn on the Lake in Canandaigua, New York (the “Inn”). The Inn is frequently used for Company functions and for out-of-town employees visiting the Company on business. The Company pays the Inn at not more than its standard rates for these services. During fiscal 2009, the Company paid the operator of the Inn approximately $46,757 (exclusive of employee expenses reimbursed by the Company).

Richard Sands is President and a director of Friends of the Constellation Brands – Marvin Sands Performing Arts Center, Inc. (“CMAC”), a registered New York charity located in Canandaigua, New York. Since November 29, 2007, James A. Locke III, a director of the Company, has also served as a director of CMAC. Messrs. Sands and Locke serve in their volunteer positions without compensation. Constellation Brands, Inc. has pledged the amount of $1.5 million, payable over fifteen (15) years, in exchange for naming rights for the performing arts center. The Company selected the name “The Constellation Brands – Marvin Sands Performing Arts Center.” In fiscal 2009, the Company did not make an annual payment to CMAC for the naming rights as it was paid in the prior fiscal year, but the Company did pay CMAC (exclusive of employee expenses reimbursed by the Company) $15,000 for box seats at the performing arts center and $10,000 for a concert package. Through the course of fiscal 2009, various other employees of the Company either served as directors or officers of, or provided other volunteer services to, CMAC. In March 2009, the Company made an $80,000 loan to CMAC evidenced by a one-year promissory note bearing interest at an annual rate of 5.25%. In addition, management has determined that, in order to advance the interests of CMAC, it would be advisable for the Company to provide additional support of up to $1,000,000 over the next five years, whether through loans or through donations to cover operating deficits.

Robert Sands is Chief Executive Officer and a director of the New York Wine and Culinary Center, Inc., a registered New York charity located in Canandaigua, New York (the “NYWCC”). Mr. Sands serves in this volunteer position without compensation. The NYWCC is frequently used for Company functions. The Company pays the NYWCC at not more than its standard rates for these services. During fiscal 2009, the Company paid the NYWCC approximately $30,974 (exclusive of employee reimbursed expenses). Throughout the course of fiscal 2009, various Company employees served as directors or officers of, or provided other volunteer services to, the NYWCC.

The Company has made purchases of furniture and related services from Icon Design, LLC (“Icon”), a furniture company in which Richard Sands has an approximately 85% equity interest. Prior to making these purchases, the Company received third party verification that Icon’s pricing for this furniture was fair and reasonable. Since the beginning of the fiscal 2009, the Company’s purchases from Icon totaled $358,076.

By an agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the agreement, in prior years the Company paid the annual premium on an insurance policy (the “Policy”) held in the trust, and the trust has reimbursed the Company for the portion of the premium equal to the “economic benefit” to Marvin and/or Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The Policy is a joint life policy payable upon the death of Marilyn Sands, as the survivor of the two insureds, with a face value of $5 million. Pursuant to the terms of the trust, Robert Sands (in his individual capacity), Richard Sands and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below), if they survive Marilyn Sands. While the Company has made no premium payment on behalf of the trust since fiscal 2002, from the inception of the agreement through the end of fiscal 2002 the Company paid aggregate premiums, net of reimbursements, of $2,382,327. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the Company and is secured by a collateral assignment of the Policy. As of March 25, 2009, the net death benefit under the Policy was approximately $4 million. Upon the termination of the agreement, whether by the death of Marilyn Sands or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Abigail Bennett is the niece of Richard and Robert Sands and is currently employed by the Company as Director, Corporate Development. As a result of certain estate planning transactions implemented by Richard and Robert Sands, as of February 5, 2009, Ms. Bennett became a beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and rules adopted thereunder) of more than 5% of the Company’s Class B Stock by virtue of her position as sole manager of RES Business Management LLC and RSS Business Management LLC having dispositive but not voting power over the shares held by those entities (and more than 5% of the Company’s Class A Stock if the Class B Shares beneficially owned by Ms. Bennett were converted to Class A Stock), as described in Schedule 13D amendments that were filed with the Securities and Exchange Commission on February 17, 2009 and April 30, 2009 regarding these holdings. During fiscal 2009, Ms. Bennett was paid cash compensation (consisting of salary and bonus) of $121,801 and received equity awards having a grant date fair value of $37,723 (as calculated in the same manner as described in footnote 5 to the Grants of Plan-Based Awards in Fiscal 2009 table).

James A. Locke III, a director of the Company, is Senior Counsel to the law firm of Nixon Peabody LLP, the Company’s principal outside counsel.

Policy Regarding Related Person Transactions

The Board has adopted a written policy providing that all related person transactions or series of similar transactions required to be disclosed pursuant to Regulation S-K Item 404(a) must be presented to the Corporate Governance Committee of the Board for pre-approval or ratification. The policy requires each of the Company’s directors and executive officers to notify the General Counsel promptly and, wherever possible, in advance of the occurrence of any potential related person transaction in which such director or executive officer is directly or indirectly involved.

The General Counsel is responsible for reviewing all potential related person transactions and taking all reasonable steps to ensure that all material related person transactions be presented to the Corporate Governance Committee for pre-approval or ratification by members of the Committee in their discretion at the Committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or his or her immediate family member has a material interest; provided, however, that such director shall provide any information concerning such related person transaction that the Corporate Governance Committee may reasonably request. If a potential related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel under the policy.

The Corporate Governance Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Corporate Governance Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether the Company is able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to the Company, and the impact of the transaction on the related party. The Company is not aware of any related person transaction required to be reported under to Regulation S-K Item 404(a) since the beginning of fiscal 2009 that has not been pre-approved or ratified pursuant to this policy.

This policy serves in addition to, and not in derogation of, the Company’s by-laws, Code of Business Conduct and Ethics or any other Company policies, procedures, or controls.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s Class A Stock, Class B Stock or Class 1 Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2009 were complied with in a timely fashion.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Board has nominated nine (9) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Peter M. Perez, Richard Sands, Robert Sands, Paul L. Smith, Peter H. Soderberg, and Mark Zupan, all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the nine (9) nominees, Mr. Fromberg, Ms. Hauswald, and Mr. Smith have been designated as the three (3) nominees to be elected by the holders of Class A Stock, voting as a separate class. The remaining six (6) nominees are to be elected by the holders of Class A Stock and Class B Stock, voting as a single class. Accordingly, the Class A Stock proxy card lists all nine (9) nominees (i.e., the three (3) nominees to be elected solely by holders of Class A Stock and the six (6) nominees to be elected by the holders of Class A Stock and Class B Stock), and the Class B Stock proxy card lists the six (6) nominees to be elected by the holders of Class A Stock and Class B Stock).

Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The following paragraphs contain certain biographical information about the nominees. The reported age of each nominee is as of June 8, 2009.

Barry A. Fromberg	Director since 2006

Mr. Fromberg, age 54, who is currently retired, had been Executive Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 1998 until April 1, 2006. From 1995 to 1998, Mr. Fromberg served as Chairman and Chief Executive Officer of a subsidiary of Paging Network, Inc., a provider of wireless communications services, and from 1993 to 1995 he was Senior Vice President and Chief Financial Officer of Paging Network, Inc. He served as Executive Vice President and Chief Financial Officer of Simmons Communications, Inc., a cable television operator, from 1987 to 1993. He is a Certified Public Accountant.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 65, has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

James A. Locke III	Director since 1983

Mr. Locke, age 67, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm.

Peter M. Perez	Director since 2008

Mr. Perez, age 55, is Executive Vice President of Human Resources for ConAgra Foods, Inc., a packaged food company. He has held this position since June 2007. Mr. Perez previously served as Senior Vice President, Human Resources of ConAgra Foods, Inc. from December 2003 until June 2007. Prior to that, Mr. Perez was Senior Vice President, Human Resources of W.W. Grainger, Inc., a supplier of facilities maintenance and other products, from December 2001 to December 2003. From February 2001 until December 2001 he was Chief Human Resources Officer of Alliant Foodservice, a wholesale food distributor. From November 1997 to December 2000, he was Senior Vice President, Human Resources of Pepsi-Cola General Bottlers; and he held the position of Vice President of Human Resources of Pepsi-Cola General Bottlers from February 1995 until November 1997.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 58, is the Chairman of the Board of the Company. He has been employed by the Company in various capacities since 1979. Mr. Sands was elected Chairman of the Board in September 1999. He served as Chief Executive Officer from October 1993 to July 2007, as Chief Operating Officer from May 1986 to October 1993, as President from May 1986 to December 2002, and as Executive Vice President from 1982 to May 1986. He is the brother of Robert Sands.

Robert Sands	Director since 1990

Mr. Sands, age 50, is President and Chief Executive Officer of the Company. He was appointed as Chief Executive Officer in July 2007 and was appointed as President in December 2002. Mr. Sands also served as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands.

Paul L. Smith	Director since 1997

Mr. Smith, age 73, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, he served on the Board of Directors of Eastman Kodak Company. Mr. Smith served a term on the Financial Accounting Standards Advisory Council and currently serves on the Board of Directors of Home Properties, Inc.

Peter H. Soderberg	Director since 2007

Mr. Soderberg, age 63, has been President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), a medical technology company, since March 2006. From January 2000 to March 2006, Mr. Soderberg was President and Chief Executive Officer of Welch Allyn, Inc., a privately-held medical device manufacturer. Before that, he was Group Vice President and Chief Operating Officer of Welch Allyn’s medical products business. Prior to joining Welch Allyn, Mr. Soderberg served in a variety of operations, marketing and management positions at Johnson & Johnson. Mr. Soderberg serves on the boards of Hill-Rom Holdings, Inc., Greatbatch, Inc., and AdvaMed, the Advanced Medical Technology Association.

Mark Zupan	Director since 2007

Mr. Zupan, age 49, is Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester. He has held this position since January 1, 2004. Mr. Zupan previously served as Dean and Professor of Economics at the University of Arizona’s Eller College of Management from 1997 to 2003. Prior to that, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as Associate Dean of master degree programs. Mr. Zupan serves as a member of the Board of Directors of PAETEC Holding Corp.

See also information regarding James A. Locke III, Richard Sands and Robert Sands under the heading “Certain Relationships and Related Transactions” above. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the tables and the footnotes thereto under the heading “Beneficial Ownership” above.

Thomas C. McDermott, who has served as a director of the Company since 1997, is not standing for re-election at the Meeting. Mr. McDermott’s current term as a director will expire on the day of the Meeting, at which time the Board will consist of nine (9) members. Mr. McDermott, age 72, has been Chairman of GPM Associates, LLP (formerly, Forbes Products, LLC), a custom vinyl business products company since January 1998.

Director Compensation

The Company’s compensation program for members of the Board currently runs on an annual cycle starting with the first Board meeting following the Annual Meeting of Stockholders and includes cash, restricted stock, and stock option components.

The cash component currently consists of (i) an annual retainer of $60,000, payable in quarterly installments of $15,000 at the beginning of each fiscal quarter, (ii) a Board meeting fee of $2,500 for each Board meeting attended (which includes regular, special and annual Board meetings and attendance in person or by conference telephone), (iii) a committee meeting fee of $1,500 per meeting attended (including by conference telephone), and (iv) an annual fee of $12,000 (payable in quarterly installments of $3,000) to the Chair of the Audit Committee and an annual fee of $9,000 (payable in quarterly installments of $2,250) to the Chairs of each of the Human Resources Committee and the Corporate Governance Committee.

Long-term incentive awards are another element of non-management director compensation. Long-term incentive awards in the form of, among others, stock options, stock appreciation rights and restricted stock are available for grant under the Company’s Long-Term Stock Incentive Plan. Each non-management director currently receives annually, if and as approved by the Board, a stock option grant and a restricted stock award. During fiscal 2009, the number of shares that could be subject to an annual option grant was not to exceed the number obtained by dividing $140,000 by the closing price of a share of Class A Stock on the date of the grant. The number of shares of restricted stock that may be awarded is currently calculated by dividing the sum of $60,000 by the closing price of a share of Class A Stock on the date of grant. This amount was increased from $40,000 in July 2008. While the Board has the flexibility to determine at the time of each grant or award the vesting provisions for that grant or award, historically these stock option grants vest six (6) months following the date of grant and these awards of restricted stock vest one (1) year from the date of grant.

Consistent with this compensation program, on July 17, 2008 the Company awarded a stock option to purchase up to 6,398 shares of Class 1 Stock to each non-management director who then served on the Board, at an exercise price of $21.88 per share and with an exercise period of January 17, 2009 through July 17, 2018. On July 17, 2008 each non-management director who then served on the Board also received 2,742 restricted shares of Class A Stock. On the date of these grants, the closing price of Class A Stock was $21.88 per share. Subject to applicable provisions in the award document, the restricted stock will vest on July 17, 2009 or earlier in the event a director resigns, dies or becomes disabled, the Company undergoes a change-in-control, or the director’s term expires without him or her being renominated other than for cause.

The Company reimburses its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Directors also receive complimentary Company products having a value of up to $5,000 per year.

The Company’s current non-management directors are Barry A. Fromberg, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott, Peter M. Perez, Paul L. Smith, Peter H. Soderberg, and Mark Zupan. The remaining two directors, Richard Sands and Robert Sands, who are also employees of the Company, receive no additional compensation for serving as directors.

The Board is expected to consider director compensation at a future Board meeting, at which time the compensation paid to directors may be modified. The Corporate Governance Committee advises the Board with regard to compensation of non-management directors, and the Company has engaged a consultant, Mercer, to assist with the Company’s review and analysis of director compensation data and to provide advice on matters relating to non-management director compensation. Management personnel within the Human Resources Department support the Corporate Governance Committee and the Board in their work concerning non-management director compensation. Executive officers, including the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President and Chief Human Resources and Administrative Officer, may make recommendations or provide information to, or answer questions from, the Corporate Governance Committee and the Board regarding non-management director compensation.

Director Compensation in Fiscal 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry A. Fromberg	94,500	51,658	53,818	—	199,976
Jeananne K. Hauswald	91,500	51,658	53,818	—	196,976
James A. Locke III	97,500	51,658	53,818	—	202,976
Thomas C. McDermott(4)	102,500	51,658	53,818	—	207,976
Peter M. Perez	85,000	51,784	74,315	—	211,099
Paul L. Smith	114,000	51,658	53,818	—	219,476
Peter H. Soderberg	91,500	52,769	53,818	—	198,087
Mark Zupan	96,000	54,431	61,670	—	212,101

(1)

These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2009 for the fair value of restricted stock awards granted in and prior to fiscal 2009 in accordance with SFAS 123(R) using the closing price for the Company’s Class A Stock on the New York Stock Exchange on the dates of grant. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual values that will be recognized by the directors. The aggregate number of shares of unvested restricted stock held at the end of the fiscal year by each director was 2,742. The following table presents the grant date fair value of restricted stock awards in fiscal 2009:

Name	Date of Grant	Shares of Restricted Stock Awarded	Grant Date Fair Value
Annual grant to each non-management director serving as of July 17, 2008	7/17/2008	2,742	$59,995

(2)	These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal 2009 for the fair value of options granted in fiscal 2009 in accordance with SFAS 123(R) using the Black-Scholes option-pricing model with the assumptions described in Note 15 of the Company’s financial statements included in the Annual Report on Form 10-K for the year ended February 28, 2009. The Company does not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. All pre-fiscal 2009 option grants to the directors vested prior to fiscal 2009, and the Company did not recognize any expense for such awards in fiscal 2009. All fiscal 2009 option awards to directors fully vested during fiscal 2009, and the Company completely expensed these awards during fiscal 2009. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual values that will be recognized by the directors. The aggregate number of shares subject to option awards outstanding at the end of the fiscal year was as follows: Mr. Fromberg – 16,475, Ms. Hauswald – 56,301, Mr. Locke – 74,301, Mr. McDermott – 81,301, Mr. Perez – 9,512, Mr. Smith – 21,787, Mr. Soderberg – 13,858, and Mr. Zupan – 11,059. The following table presents the grant date fair value of stock option awards in fiscal 2009:

Name	Date of Grant	Number of Shares Underlying Award	Grant Date Fair Value
Annual grant to each non-management director serving as of July 17, 2008	7/17/2008	6,398	$53,818

(3)	The value of perquisites and other personal benefits provided to each of our non-management directors for fiscal 2009 was less than $10,000.

(4)	As described under the heading “Director Nominees” above, Mr. McDermott is not standing for re-election at the Meeting.

Compensation Committee Interlocks and Insider Participation

During all fiscal 2009, Jeananne K. Hauswald, Thomas C. McDermott, Peter M. Perez, and Peter H. Soderberg served as members of the Human Resources Committee of the Company’s Board of Directors. None of these individuals are or have ever been officers or employees of the Company. No executive officer of the Company served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of the Company’s Human Resources Committee or Board of Directors during fiscal 2009.

The Board of Directors and Committees of the Board

On December 19, 2003, the Board adopted revised Board of Directors’ Corporate Governance Guidelines containing categorical standards for determining director independence. These standards, which were most recently revised on September 30, 2008, seek to satisfy the applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange. The Board of Directors’ Corporate Governance Guidelines are available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance and an excerpt containing the categorical standards is attached to this Proxy Statement as Attachment I. (No such additional information contained on the Company’s Web site, however, is made a part of this Proxy Statement.) The Board has affirmatively determined that each current member of the Board, other than Richard Sands and Robert Sands, meets the categorical standards set by the Board to qualify as an independent director. Therefore, each director, other than Richard Sands and Robert Sands, is independent, and a majority of the members of the current Board is independent. In reaching its determination regarding James A.

Locke III, the Board considered the services provided to the Company by the law firm in which Mr. Locke serves as Senior Counsel, Nixon Peabody LLP, and the fact that, for each of the last three fiscal years, the Company paid to Nixon Peabody for its services less than the greater of $1,000,000 or two percent of Nixon Peabody’s consolidated gross revenues. In reaching its determination regarding Mr. Locke, the Board also considered the Company’s and Mr. Locke’s relationships with, and the Company’s contributions, payments and financial support to, CMAC described under the heading “Certain Relationships and Related Transactions” above.

The Board held nine (9) meetings during fiscal 2009. In addition, the non-management members of the Board, all of whom are independent, meet periodically in regularly scheduled sessions without management. The non-management directors select a Lead Director. In accordance with the Board of Directors’ Corporate Governance Guidelines, James A. Locke III currently presides at these meetings in his capacity as Lead Director. Stockholders or other interested parties may arrange to communicate directly with the directors, the Lead Director or the non-management directors as a group by writing to them in the care of the Company at 207 High Point Drive, Building 100, Victor, New York 14564. The Company will forward all such communications (other than unsolicited advertising materials).

Committees of the Board include a standing Audit Committee, Corporate Governance Committee and Human Resources Committee. Each member of these committees is independent in accordance with the applicable requirements of the New York Stock Exchange’s listing standards, the Securities and Exchange Commission and the Categorical Standards of Independence contained within the Company’s Board of Directors’ Corporate Governance Guidelines. In addition, each committee operates under a written charter that was approved by the Board and is available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance.

During fiscal 2009, each of the incumbent directors attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served during his or her period of service. The Company’s directors are encouraged to attend each Annual Meeting of Stockholders, and all directors attended the Company’s 2008 Annual Meeting of Stockholders except for Messrs. Perez and Zupan.

Audit Committee. The Audit Committee is a standing committee currently composed of Paul L. Smith (Chair), Barry A. Fromberg and Mark Zupan, each of whom the Board has determined is an audit committee financial expert. Mr. Zupan’s relevant experience includes serving as Dean of the William E. Simon Graduate School of Business Administration at the University of Rochester and as a member of the Audit Committee of PAETEC Holding Corp. He also holds a Ph.D. in Economics. No committee member simultaneously serves on the audit committees of more than two other publicly registered companies. This Committee performs the Board’s oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm. The Audit Committee held nine (9) meetings during fiscal 2009.

Corporate Governance Committee. The Corporate Governance Committee is a standing committee currently composed of James A. Locke III (Chair), Thomas C. McDermott and Paul L. Smith. This committee functions as the nominating committee of the Board. The Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the

Board select, director nominees for the annual meetings of stockholders. The Corporate Governance Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends to the Board the corporate governance guidelines applicable to the Company, and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer and a director to serve as Chairman of the Board. In addition, this Committee advises the Board with regard to compensation for the non-management directors. This Committee held four (4) meetings during fiscal 2009.

The Corporate Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Corporate Governance Committee has from time to time engaged the services of an independent third-party search firm in order to assist the Corporate Governance Committee in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance Committee.

The Corporate Governance Committee will consider nominations by stockholders of the Company. Those nominations must include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance Committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

To be considered for nomination at the 2010 Annual Meeting of Stockholders, stockholder submissions for nomination should be received in writing at the Company’s offices, to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564 no later than February 15, 2010. Stockholder recommendations made in accordance with these procedures will receive the same consideration and be evaluated in the same manner as other potential nominees.

Human Resources Committee. The Human Resources Committee is a standing committee currently composed of Peter M. Perez (Chair), Jeananne K. Hauswald, Thomas C. McDermott and Peter H. Soderberg. This committee functions as the compensation committee of the Board. The Human Resources Committee fulfills the Board’s responsibilities relating to the compensation of the Company’s executives, including the Chief Executive Officer, and has engaged a third-party consultant, Watson Wyatt Worldwide, to assist the Committee in its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors, among other matters, the following: the Company’s human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; the Company’s material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters and the management of human resources capital; and the Company’s procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves each element of his compensation, as well as the compensation of other executive officers of the Company. This Committee presently administers the Company’s Long-Term Stock Incentive Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme, and

reviews succession planning for the Company and other important human resources issues. This Committee also reviews with management each Compensation Discussion and Analysis and, as appropriate, recommends to the Board that it be included in the Company’s applicable filings. The Human Resources Committee held six (6) meetings during fiscal 2009.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

The Audit Committee of the Board provides oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on the Company’s senior management and independent registered public accounting firm.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, the Audit Committee met, reviewed and discussed with the Company’s management and with KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company and related disclosures and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP, with respect to the fiscal year ended February 28, 2009, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (AICPA, Professional Standards, Vol. 1, Codification of Statements on Auditing Standards AU §380), “Communications with the Audit Committee,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has discussed with KPMG LLP the independence of that firm as the Company’s independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to the Company is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:

Paul L. Smith (Chair)

Barry A. Fromberg

Mark Zupan

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the three (3) directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class A Stock and Class B Stock voting together as a single class is required for the election of the six (6) directors to be elected by the holders of Class A Stock and Class B Stock voting as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends a vote FOR the nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR the election of all the nominees for whom you are entitled to vote.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF KPMG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 6, 2009, the Audit Committee determined to engage KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as the Company’s independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following fees were billed to the Company by KPMG LLP for services rendered during the fiscal years ended February 28, 2009 and February 29, 2008:

Audit Fees: These amounts relate to the annual audit of the Company’s consolidated financial statements included in the Company’s Annual Reports on Form 10-K, annual audit of the effectiveness of the Company’s internal control over financial reporting, quarterly reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or its engagement for the indicated fiscal year, statutory audits of certain of the Company’s subsidiaries, and services relating to filings under the Securities Act of 1933 and the Securities Exchange Act of 1934. The aggregate audit fees billed by KPMG LLP for the year ended February 28, 2009 were $4,483,253, which amount included out-of-pocket expenses. For the year ended February 29, 2008, these audit fees were $4,764,894, which amount included out-of-pocket expenses.

Audit-Related Fees: These amounts relate to professional services for various employee benefit plan audits, due diligence related to acquisitions and divestitures, and an audit-related project in a foreign jurisdiction. The aggregate audit-related fees billed by KPMG LLP for the year ended February 28, 2009 were $28,207 and for the year ended February 29, 2008 were $195,203.

Tax Fees: These amounts relate to professional services for tax compliance, tax advice and tax planning. The aggregate tax fees billed by KPMG LLP for the year ended February 28, 2009 were $239,302 and for the year ended February 29, 2008 were $215,481.

All Other Fees: These amounts relate to all products and services provided to the Company by KPMG LLP other than services disclosed in the categories above. For the years ended February 28, 2009 and February 29, 2008, KPMG LLP did not provide any products or services other than as disclosed above and, consequently, did not bill the Company for any fees other than as disclosed above.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by the Company’s independent registered public accounting firm. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during the fiscal year ended February 28, 2009 were pre-approved in accordance with this policy. These services have included audit services, audit-related services and tax services. The Committee did not pre-approve any other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past fiscal year.

Vote Required

The adoption of Proposal No. 2 to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends that the stockholders ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending February 28, 2010 and, accordingly, recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

PROPOSAL NO. 3

PROPOSED AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF THE COMPANY

General

The Board of Directors has approved, subject to the approval of the stockholders of the Company, an amendment to the certificate of incorporation of the Company (the “Proposed Amendment”). The Proposed Amendment would increase the number of authorized shares of Class A

Stock from 315,000,000 shares to 322,000,000 shares and the number of authorized shares of Class 1 Stock from 15,000,000 shares to 25,000,000 shares. No other change to the Company’s certificate of incorporation (the “Certificate”) would result from the Proposed Amendment. A copy of the Proposed Amendment is attached hereto as Attachment II.

The Certificate currently authorizes the Company to issue an aggregate of 361,000,000 shares, consisting of 315,000,000 shares of Class A Stock, 30,000,000 shares of Class B Stock, 15,000,000 shares of Class 1 stock and 1,000,000 shares of Preferred Stock, $.01 par value per share. The Proposed Amendment will increase the number of authorized shares of Class A Stock to 322,000,000 shares and increase the number of authorized shares of Class 1 Stock to 25,000,000 shares, thereby increasing the Company’s total number of authorized shares to 378,000,000 shares. If approved by the stockholders of the Company at the Meeting, the Proposed Amendment will become effective when it is filed with the Delaware Secretary of State. The Board of Directors has reserved the ability to elect not to proceed with the Proposed Amendment even if the Proposed Amendment is approved by the stockholders of the Company. One circumstance under which the Board of Directors may elect not to proceed with the Proposed Amendment is if the Proposed Amendment is approved by the stockholders of the Company but the First Amendment to the Company’s Long-Term Stock Incentive Plan (as described in Proposal No. 4) is not approved by the stockholders of the Company.

The Board of Directors has recommended that the stockholders of the Company approve the Proposed Amendment.

Reasons for the Increasing the Number of Shares

The primary purpose of the Proposed Amendment is to provide sufficient authorized shares of Class A Stock and Class 1 Stock to accommodate the issuance of shares under the Company’s stock-based plans, including the additional shares that are proposed to be made available under the Company’s Long-Term Stock Incentive Plan by virtue of the proposed increase of the number of shares available under that plan by 14,000,000 shares. Even though awards under the Company’s Long-Term Stock Incentive Plan may be made with respect to Class A Stock or Class 1 Stock and even though shares of Class 1 Stock are convertible into shares of Class A Stock on a one-to-one basis at the option of the holder (provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale), the number of authorized shares of Class A Stock and Class 1 Stock do not each need to be increased by 14,000,000 shares because some shares available under other stock-based plans will not be issued pursuant to those plans and because not all awards under the Company’s Long-Term Stock Incentive Plan will be made with respect to Class 1 Stock.

The shares authorized by the Proposed Amendment would also be available for use from time to time for corporate purposes that the Board of Directors may consider desirable. The availability of an adequate supply of authorized and unissued shares of Class A Stock, Class B Stock, Class 1 Stock and Preferred Stock benefits the Company by providing it with flexibility in utilizing the shares for future stock dividends and other proper corporate purposes, including acquisitions, equity financings, other stock distributions, and grants of options and other stock rights, all as deemed necessary or advisable by the Board of Directors. If the stockholders approve the Proposed Amendment, the Company will have additional authorized but unissued shares of Class A Stock and Class 1 Stock that may be issued by the Board of Directors of the Company, without the necessity of any further stockholder action, except to the extent otherwise required by applicable law, regulations or the rules of any stock exchange or other market system on which the Company’s securities may then be listed. It is possible that this increase in authorized shares of Class A Stock and Class 1 Stock may have the effect of delaying or preventing a change in control of the Company.

The Company has no present plans, understandings, agreements or arrangements for the issuance of any shares of Class A Stock or Class 1 Stock except for issuances (i) pursuant to the Company’s stock-based plans and outstanding options/rights under those plans (including compensation arrangements of directors, if and as approved by the Board of Directors), (ii) upon the conversion of shares of Class 1 Stock (shares of Class 1 Stock are convertible into shares of Class A Stock on a one-to-one basis at the option of the holder, provided such conversion is permitted only if the holder immediately sells the Class A Stock acquired upon conversion in a market transaction or to an unrelated party in a bona fide private sale), and (iii) upon the conversion of shares of Class B Stock (shares of Class B Stock are convertible into shares of Class A Stock on a one-to-one basis at any time at the option of the holder).

Vote Required

The adoption of Proposal No. 3 to approve the Proposed Amendment requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of Class A Stock and Class B Stock. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the Proposed Amendment. Accordingly, the Board of Directors recommends that you vote FOR Proposal No. 3. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

PROPOSAL NO. 4

PROPOSED FIRST AMENDMENT TO THE

COMPANY’S LONG-TERM STOCK INCENTIVE PLAN

The Human Resources Committee of the Company’s Board of Directors has approved, subject to stockholder approval, the First Amendment to the Company’s Long-Term Stock Incentive Plan, as amended and restated as of December 6, 2007, (the “Plan”). The amendment will (i) increase the number of shares available for issuance under the Plan from 94,000,000 shares to 108,000,000 shares, (ii) clarify when shares have or have not been used for purposes of determining whether such shares are available for Awards under the Plan, (iii) revise the provision of the Plan addressing the coordination of the Plan with Internal Revenue Code Section 409A to reflect developments in the application of Section 409A, and (iv) replace the definition of “covered employee” to conform to the current rules promulgated by the Internal Revenue Service.

The First Amendment to the Plan will become effective upon the approval of the stockholders of the Company. The following discussion summarizes certain provisions of the Plan as proposed to be amended. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Plan, which the Company filed electronically with the Securities and Exchange Commission as Exhibit 99.1 to its Form 8-K dated December 6, 2007 and filed December 12, 2007, and the form of the First Amendment to the Plan which is attached hereto as Attachment III. A copy of the Plan is also available from the Company’s Secretary at 207 High Point Drive, Building 100, Victor, New York 14564.

Summary of Terms

Awards under the Plan may consist of any combination of non-qualified stock options, stock appreciation rights, restricted stock, or other stock-based awards (collectively, “Awards”). As used in this section, the phrase “Other Stock-Based Awards” means all Awards other than non-qualified stock options, stock appreciation rights and restricted stock. The aggregate number of shares of the Company’s stock available for Awards under the Plan is increased by the amendment from 94,000,000 shares to 108,000,000 shares. Non-qualified options to purchase 39,640,948 shares of stock were outstanding under the Plan on May 26, 2009. No stock appreciation rights were then outstanding. Additionally, a total of 1,879,566 shares of restricted stock, whether vested or unvested, and unvested restricted stock units with respect to 395,535 shares were outstanding under the Plan on May 26, 2009. Based on these figures, plus the number of shares previously issued upon the exercise of options and stock appreciation rights or the vesting of restricted stock units, an aggregate of 6,131,967 shares were available for Awards under the Plan as of May 26, 2009. If the proposed amendment to the Plan is approved, and based upon these figures, the aggregate shares available for Awards would increase to 20,131,967 shares. Any Awards granted pursuant to the Plan are automatically adjusted to prevent dilution or enlargement in the event of any stock dividend, stock split, reorganization or other event affecting the Company’s capital stock. The market value of the Class A Stock as of May 26, 2009 was $11.52 per share. No trading market exists for the Class 1 Stock.

The Plan is generally administered by the Human Resources Committee of the Company’s Board of Directors. The Human Resources Committee may delegate its authority to others as provided in the Plan, and the entire Board of Directors may act as the Committee. As used in this section, the term “Committee” means (i) the Human Resources Committee, (ii) a delegate acting under the authority of the Human Resources Committee or (iii) the entire Board of Directors acting as the Committee, as defined in the Plan, as applicable. Under the Plan, the Committee is charged with responsibility for selecting the participants and for determining the number and type of Awards to be granted to each participant, the timing of the Awards, and any other terms and conditions applicable to the Awards.

The persons who are eligible to participate in the Plan include directors and employees (including officers) of the Company and its subsidiaries. Currently, eight non-management directors and approximately 6,550 employees are eligible to participate in the Plan; however, only directors and employees selected by the Committee will be granted Awards under the Plan. As of May 26, 2009, there were outstanding Awards granted under the Plan with respect to 41,916,049 shares held by approximately 1,912 employees and each of the Company’s eight non-management directors.

The Plan may be amended, modified or terminated by the Committee from time to time. No amendment, modification or termination of the Plan will be effective without stockholder approval if such approval is required under any applicable law, rule or regulation. The exercisability of any Award will terminate if the Committee determines that the participant is engaged in competition with the Company or has been terminated for “cause” as defined in the Plan.

Awards previously granted pursuant to the Plan will not be affected by the amendment of the Plan and will remain outstanding until they are exercised, expire or otherwise terminate. The following table sets forth the aggregate number of options, shares of restricted stock or restricted stock units that have been granted under the Plan to certain individuals and groups of individuals at any time:

	Aggregate Granted Number of: (1)
Individual or Group of Individuals	Options	Shares of Restricted Stock	Restricted Stock Units
Richard Sands, Chairman of the Board	4,144,026	154,200	—
Robert Sands, President and Chief Executive Officer	3,798,617	149,700	—
Robert Ryder, Executive Vice President and Chief Financial Officer	565,390	44,100	—
Alexander L. Berk, Chief Executive Officer, Constellation Beers and Spirits (2)	1,840,750	20,500	—
Jose F. Fernandez Chief Executive Officer, Constellation Wines North America	916,550	55,680	—
All Executive Officers as a Group (9 persons) (3)	16,446,923	584,060	—
All Directors who are not Executive Officers as a Group (8 persons)	588,108	89,748	—
All employees other than Executive Officers as a Group	87,675,358	1,337,118	456,570

(1)	Numbers include all Awards granted even if such Awards expired without exercise, were forfeited or otherwise terminated without shares being issued with respect to such Awards.

(2)	Mr. Berk retired on May 31, 2009.

(3)	This group consists of the Company’s executive officers as of May 26, 2009.

Covered Employee Restrictions. There are special rules under the Plan that are necessary for the Plan to comply with Section 162(m) of the Internal Revenue Code. These rules apply to the Chief Executive Officer of the Company, other officers of the Company subject to the Section 162(m) limitations, and such other officers of the Company as the Committee may designate (the “Covered Employees”). The aggregate fair market value of any restricted stock granted to any individual Covered Employee in any fiscal year cannot exceed $5,000,000, and the aggregate fair market value of any Other Stock-Based Awards granted to any individual Covered Employee in any fiscal year cannot exceed $5,000,000. No participant in the Plan can receive Awards in any fiscal year relating to a number of shares in excess of one percent of the diluted shares of Class A Stock outstanding on February 28, 2007 (2,582,378 shares), subject to adjustment in the future to prevent dilution or enlargement in the event of any stock dividend, stock split, reorganization or other event affecting the Class A Stock.

Stock Options. Under the Plan, the Committee may grant Awards in the form of non-qualified options to purchase shares of Class A Stock and Class 1 Stock. The Committee will, with regard to each stock option, determine the class and number of shares subject to the option, the manner and period during which the option may be exercised and the exercise price per share of stock subject to the option. The exercise price of stock options granted to participants must be equal to or greater than the fair market value of the shares subject to the stock option on the date the stock option is granted. For purposes of the Plan, the fair market value of a share of Class A Stock is the closing price of the Class A Stock on the New York Stock Exchange or other national stock exchange on which the Class A Stock is actively traded. The fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Committee determines that such value is not a reasonable proxy for the fair market value of a share of Class 1 Stock, in which case the Committee will determine the fair market value of a share of Class 1 Stock or establish a methodology for doing so. Unless otherwise determined by the Committee, stock options will become exercisable 20% per year on each of the first five anniversaries of the grant; however, they become immediately exercisable upon a change-of-control. The Committee has fixed the terms of recently granted options to employees so that the options vest 25% per year on each of the first four anniversaries of the grant and to non-management directors so that the options fully vest six months after the grant. Upon exercise, the option price may be paid in a manner determined by the Committee, which may include payment in cash, by delivery of shares of Class A Stock or Class 1 Stock, through a cashless exercise arrangement, or through another method that the Committee deems appropriate.

The Company may desire to amend stock options to purchase shares of Class A Stock so that they represent the right to purchase shares of Class 1 Stock on the same terms. To prevent any such amendments from being construed as a new grant at the time of the amendment that could violate the requirement that the exercise price of stock options be no less than the fair market value of the underlying shares on the date of grant, the Plan provides that such amendments do not constitute new grants. No such amendment may reduce the exercise price or increase the number of shares covered by the stock option being amended.

Stock Appreciation Rights. The Plan authorizes the Committee to grant stock appreciation rights (“SARs”) either in tandem with a stock option or independent of a stock option. SARs may be granted with respect to Class A Stock or Class 1 Stock. An SAR is a right to receive a payment equal to the difference between the fair market value of the underlying share on the date the SAR is exercised and the SAR’s reference price. A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Unless otherwise determined by the Committee, an SAR will become exercisable 20% per year on each of the first five anniversaries of the grant; however, they become immediately exercisable upon a change-of-control. The reference price of an SAR will be fixed by the Committee, but the reference price of a tandem SAR must be no less than the exercise price of its related stock option and the reference price of an SAR granted to a Covered Employee must equal or exceed the fair market value of the underlying share on the date of the grant. Upon the exercise of a stock option as to some or all of the shares covered by a tandem SAR, the related tandem SAR will automatically expire in accordance with the terms and conditions specified in the grant, and vice versa.

Restricted Stock Awards. The Plan authorizes the Committee to grant Awards in the form of restricted shares of Class A Stock and Class 1 Stock. Such Awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including restrictions on transferability and continued employment. The terms and conditions will include one or more performance criteria and performance targets for Covered Employees if the grant is intended to comply with Section 162(m) of the Internal Revenue Code and may contain such criteria and targets under other circumstances and for other participants.

Other Stock-Based Awards. The Committee may make Other Stock-Based Awards under the Plan. The Other Stock-Based Awards will be subject to such terms, conditions and limitations as the Committee deems appropriate, which will include one or more performance criteria and performance targets for Covered Employees if the grant is intended to comply with Section 162(m) of the Internal Revenue Code and may contain such criteria and targets under other circumstances and for other participants. One type of other stock-based award that the Committee is authorized to grant is restricted stock units or RSUs. An RSU is a right to receive shares of Company stock at a future date. Such RSUs will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including restrictions on transferability and continued employment. The Committee may or may not grant to the holder of RSUs the right to receive payments corresponding to dividends paid on shares underlying the RSUs.

Performance Criteria and Targets. For each restricted stock award and Other Stock-Based Award to Covered Employees under the Plan intended to comply with Section 162(m) of the Internal Revenue Code, the Committee will establish specific annual performance targets for performance periods of one or more years (or partial years). The performance targets will be based on one or more business criteria. The permissible business criteria consist of the following: increases in the fair market value of the Class A Stock, shareholder value added, cash flow, earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), return on equity, return on capital, return on assets or net assets, cost reduction or control, operating income or net operating income, operating margins/sales in one or more business segments or product lines, return on operating revenue, market share in one or more business segments or product lines, earnings before interest and taxes, units of specified products sold or depleted, free cash flow, sales growth, capital expenditures, working capital, inventory, cash flow from operations, and gross margin. Business criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers. Performance targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code. Concurrently with the selection of the performance targets, the Committee must establish an objective formula or standard for calculating the maximum Award granted to each Covered Employee. The Committee may adjust performance targets to take into account extraordinary items affecting the Company, as defined in the Plan (for example, an extraordinary gain or loss; a change in accounting rules; and the effects of mergers, acquisitions, divestitures or significant transactions). While the Committee has no authority to make upward adjustments to Awards to Covered Employees, it may in its discretion make such adjustments with respect to Awards to other employees.

Covered Employees who are designated by the Committee as participants for a given performance period shall only be entitled to receive payments of Awards for such period to the extent that the pre-established objective performance targets set by the Committee for such period are attained. With regard to a particular performance period, the Committee will have the discretion, subject to the Plan’s terms, to select the length of the performance period, the type(s) of performance criteria to be used, the performance targets that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Award has been earned for the period. Such discretion shall be exercised by the Committee in writing within the time prescribed by Section 162(m) of the Internal Revenue Code (generally, the first 90 days of the performance period) and performance for the period will be measured by the Committee following the end of the performance period.

Certain U.S. Federal Income Tax Consequences

A participant who receives a non-qualified stock option will not realize income upon the grant of the option. The participant will realize ordinary income at the time of exercise of non-qualified stock options in the amount of the difference between the exercise price and the fair market value of the underlying share on the date of exercise multiplied by the number of shares with respect to which the option is exercised. The Company is entitled to a deduction equal to the amount of such income at the time such income is realized by the participant.

With respect to SARs, participants will not realize any income at the time of grant. Upon exercise, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time such income is realized by the participant.

Participants who receive grants of restricted stock should not realize income at the time of grant, assuming the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participants will receive taxable income in an amount equal to the then fair market value of the shares of restricted stock with respect to which the restrictions have lapsed. The federal income tax consequences of Other Stock-Based Awards will depend on the type of Award. Generally, a participant who receives a stock-based award in the form of a right to receive Company stock will recognize ordinary income equal to the fair market value of the stock when the stock is received by the participant and is no longer subject to a substantial risk of forfeiture. In either case, the Company will be entitled to a deduction of such amounts at the time the income is realized.

Individual income tax consequences may differ with respect to participants who are resident in jurisdictions outside the United States. The federal income tax consequences associated with RSUs are not described above because the Committee does not presently intend to grant RSUs to participants who are subject to taxation under the Internal Revenue Code.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the Company’s compensation plans under which its equity securities may be issued, as of February 28, 2009. The equity compensation plans approved by security holders include the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan, 1989 Employee Stock Purchase Plan and UK Sharesave Scheme.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	34,095,963	$19.39	25,975,972(1)

Equity compensation plans not approved by security holders	—	—	—

Total	34,095,963	$19.39	25,975,972

(1)	Includes 7,438,756 shares of Class A Stock under the Company’s Incentive Stock Option Plan. However, by the current terms of the Incentive Stock Option Plan, no additional grants of incentive stock options are permitted.

Reasons for Approval

The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders to provide employees and directors with incentives to maintain and enhance the Company’s long-term performance. The First Amendment to the Long-Term Stock Incentive Plan will enable the Company to continue to provide such incentives.

Vote Required

The adoption of Proposal No. 4 to approve the First Amendment to the Long-Term Stock Incentive Plan requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders approve the First Amendment to the Company’s Long-Term Stock Incentive Plan and, accordingly, recommends that you vote FOR Proposal No. 4. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 to be included in the Company’s Proxy Statement to be issued in connection with the 2010 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 15, 2010. Nominations for directors submitted by stockholders must also be received no later than February 15, 2010.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which a stockholder intends to bring forth at the Company’s 2010 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Securities Exchange Act of 1934 and the By-laws of the Company, if received by the Company after February 15, 2010.

AVAILABLE INFORMATION

The Company has furnished its financial statements to stockholders by including in this mailing the Company’s 2009 Annual Report to stockholders. Upon the request of any stockholder, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2009, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564; telephone number: (888) 922-2150.

The Company’s Code of Business Conduct and Ethics, Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing, Chief Executive Officer and Senior Financial Executive Code of Ethics, Board of Directors’ Corporate Governance Guidelines and the charters of the Audit Committee, the Corporate Governance Committee and the Human Resources Committee are

available on the Company’s Web site at www.cbrands.com under Investors/Corporate Governance and are also available in print to any stockholder who requests them. Such requests should be directed to Investor Relations Department, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to the Company’s directors and executive officers under the Company’s codes of ethics referred to above will be posted in this area of the Company’s Web site. (No such additional information contained on the Company’s Web site, however, is made a part of this Proxy Statement.)

OTHER

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

June 8, 2009

ATTACHMENT I

EXCERPT FROM THE

CONSTELLATION BRANDS, INC.

BOARD OF DIRECTORS’ CORPORATE GOVERNANCE GUIDELINES

1.	Classification and Definition of Directors.

The principal classifications of directors are “Independent,” “Management” and “Non-Management.”

An “Independent Director” of the Company shall be one who meets the qualification requirements for being an independent director under the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). References to “Company” include any parent or subsidiary in a consolidated group with Constellation Brands, Inc. References to “immediate family member” includes a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing a person’s household. To guide its determination whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

A.	A director will not be Independent if, (i) currently or within the last three years the director was employed by the Company; (ii) an immediate family member of the director is or has been within the last three years an executive officer of the Company; (iii) the director or an immediate family member of the director received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iv) the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (v) the director is a current employee of a firm that is the Company’s internal or external auditor; (vi) the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member personally works on the Company’s audit; (vii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time; (viii) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or (ix) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company’s consolidated gross revenues.

I-1

B.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) an immediate family member of the director is or was employed by the Company other than as an executive officer; (ii) if the director or an immediate family member of the director received $120,000 or less in direct compensation from the Company during any twelve-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service, and also provided such deferred compensation is not contingent in any way on continued service); (iii) if an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not personally work on the Company’s audit and did not personally work on the Company’s audit within the last three years; (iv) if an immediate family member of the director was (but is no longer) a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years; (v) if a Company director is or was an executive officer or employee, partner or shareholder, or an immediate family member of the director is or was an executive officer, partner or shareholder of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or two percent (2%) of the annual revenues of such other company; (vi) if a Company director is or was an executive officer, employee, partner or shareholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to two percent (2%) of the total consolidated assets of the company for which he or she serves as an executive officer, employee, partner or shareholder; and (vii) if a Company director serves or served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or two percent (2%) of that organization’s total annual consolidated gross revenues. The Board will annually review all commercial and charitable relationships of directors.

C.	In assessing the materiality of a director’s relationship not covered by paragraph B set forth above, the directors at the time sitting on the Board who are independent under the standards set forth in paragraphs A and B above shall determine whether the relationship is material and, therefore, whether the director would be independent. In such instance, the Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact it did not meet the categorical standards of immateriality in paragraph B above.

D.	In accordance with the NYSE’s Transition Rules, the three (3) year look back period referenced in paragraph A above shall be a one (1) year look back period until November 4, 2004.

A “Non-Management Director” is a director who is not a Company officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933), and includes such directors who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. The group of Non-Management Directors includes both Independent Directors and those Non-Management Directors who do not qualify as Independent Directors.

A “Management Director” is an officer (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933) of the Company who serves on the Board.

I-2

ATTACHMENT II

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CONSTELLATION BRANDS, INC.

Under Section 242 of the Delaware General Corporation Law

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, being an authorized person of the Corporation, hereby certifies and sets forth as follows:

1.    The name of the Corporation is Constellation Brands, Inc. (the “Company”).

2.    The name under which the Company was originally incorporated is Canandaigua Wine Company, Inc. and the date of filing of the original certificate of incorporation of the Company with the Secretary of State of the State of Delaware is December 4, 1972.

3.    Pursuant to Section 242 of the Delaware General Corporation Law, the certificate of incorporation of the Company is hereby amended to increase the number of authorized shares of the Class A Common Stock of the Company from 315,000,000 shares to 322,000,000 shares and to increase the number of authorized shares of the Class 1 Common Stock of the Company from 15,000,000 shares to 25,000,000 shares, thereby increasing the total number of shares of stock which the Company has authority to issue from 361,000,000 shares to 378,000,000 shares. To effect this amendment, Article 4 of the restated certificate of incorporation is hereby amended to read in its entirety as follows:

“4.    Capitalization: General Authorization. The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Seventy-Eight Million (378,000,000) consisting of:

(a)    Class A Common. Three Hundred Twenty-Two Million (322,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the “Class A Common”);

(b)    Class B Common. Thirty Million (30,000,000) shares designated as Class B Common Stock, having a par value of One Cent ($.01) per share (the “Class B Common”);

(c)    Class 1 Common. Twenty-Five Million (25,000,000) shares designated as Class 1 Common Stock, having a par value of One Cent ($.01) per share (the “Class 1 Common”); and

(d)    Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the “Preferred Stock”).”

4.    The foregoing amendment has been duly adopted by the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the      day of                     , 2009.

Robert Sands, President and Chief Executive Officer

II-1

ATTACHMENT III

FIRST AMENDMENT

TO

CONSTELLATION BRANDS, INC.

LONG-TERM STOCK INCENTIVE PLAN

WHEREAS, Constellation Brands, Inc. (the “Company”) maintains the Constellation Brands, Inc. Long-Term Stock Incentive Plan (amended and restated as of December 6, 2007) (the “Plan”) for the benefit of eligible employees and directors of the Company and its subsidiaries; and

WHEREAS, the Company desires to amend the Plan to modify the number of shares available under the Plan and to set forth details regarding the method of counting such shares and to also modify the Code Section 409A provision and definition of “Covered Employee” under the Plan;

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Committee by Section 20 of the Plan, the Plan be and is hereby amended, effective as of the date hereof, in the following particulars:

1.    By replacing the first two paragraphs in Section 4 of the Plan with the following two paragraphs:

“Awards may be granted under the Plan with respect to Class A Stock or Class 1 Stock. The aggregate number of shares of Class A Stock and Class 1 Stock available for Awards under the Plan is one-hundred and eight million (108,000,000) shares. Subject to such aggregate limit, Awards may be granted in any combination of Shares of Class A Stock or Class 1 Stock. The maximum number of Shares which may be subject to Awards granted to any Participant in any fiscal year shall not exceed 1% of the diluted shares of Class A Stock outstanding on February 28, 2007. Shares subject to Awards may be authorized and unissued Shares or may be treasury Shares.

Unless the applicable Rules under Section 16(b) of the Exchange Act or Section 162(m) of the Code require otherwise, the following Shares related to Awards under this Plan may again be available for issuance under the Plan, in addition to the Shares described in the first paragraph of this Section 4: (a) Shares related to Awards paid in cash; (b) Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and (c) any Shares of Restricted Stock that are returned to the Company upon a Participant’s termination of employment.”

2.    By replacing Section 19 of the Plan with the following text:

“19.    SECTION 409A CONDITIONS

With respect to Awards that are subject to Section 409A, the Plan is intended to comply with the requirements of Section 409A and the Plan and provisions of such Awards shall be interpreted and administered in accordance with that intent. To the extent that the Committee determines that the Plan or any Section 409A Award fails to comply with the requirements of Section 409A, notwithstanding anything to the contrary contained in the Plan or in any Award, the Committee reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award, without the consent of the Participant, to cause the Award to

III-1

either not be subject to Section 409A or to comply with the applicable provisions of such section. In addition, for each Section 409A Award, a termination of employment or service with the Company shall be deemed to have occurred under the Plan with respect to such Award on the first day on which an individual has experienced a “separation from service” within the meaning of Section 409A.”

3.    By replacing the definition of “Covered Employee” in Annex A of the Plan with the following definition:

“‘Covered Employee’ means an employee who is a ‘covered employee’ as such term is defined under the Rules promulgated under Section 162(m) of the Code and such other additional officers as may be designated by the Committee.”

IN WITNESS WHEREOF, the Committee has caused this amendment to be executed by a duly authorized officer of the Company on this             day of             , 2009.

Constellation Brands, Inc.

By:

Its:

Date of Stockholder Approval:

III-2

CONSTELLATION BRANDS, INC.
PROXY FOR CLASS A COMMON STOCK
P R O X Y

The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 23, 2009, at 11:00 a.m. (local time), and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class A Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AS SET FORTH IN PROPOSAL NO. 1 AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL NOS. 2, 3 AND 4.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BNY MELLON SHAREOWNER SERVICES
	Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

51037

							Please mark your votes as indicated in this example		☒
		FOR ALL NOMINEES (except as noted below)	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement.	☐	☐	☐	2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010.	☐	☐	☐
	CLASS A STOCKHOLDERS are entitled to vote for the following nominees:				3.

Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 315,000,000 shares to 322,000,000 shares and the Company’s Class 1 Common Stock from 15,000,000 shares to 25,000,000 shares.

							☐	☐	☐
	01 Barry A. Fromberg 02 Jeananne K. Hauswald 03 James A. Locke III 04 Peter M. Perez 05 Richard Sands	06 Robert Sands 07 Paul L. Smith 08 Peter H. Soderberg 09 Mark Zupan

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and identify the nominee(s) in the space provided below.) *Exceptions				4.	Proposal to approve the First Amendment to the Company’s Long-Term Stock Incentive Plan.	☐	☐	☐
					5.

In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s 2009 Annual Meeting that describe more fully the proposals set forth herein.

						Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.
						Mark Here for Address Change or Comments SEE REVERSE ☐
Signature Date					Signature Date

Note: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and this Proxy should be signed by a duly authorized representative of the entity, indicating his or her title or capacity.

▲ FOLD AND DETACH HERE ▲

	Constellation Brands, Inc.

Important Notice Regarding Internet Availability of Proxy

Materials for the Annual Meeting of Stockholders to be held

on July 23, 2009:

The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

51037

CONSTELLATION BRANDS, INC.
PROXY FOR CLASS B COMMON STOCK
P R O X Y

The undersigned hereby appoints David S. Sorce and Thomas J. Mullin, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York 14604, on Thursday, July 23, 2009, at 11:00 a.m. (local time), and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Meeting. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six directors at the Meeting. Please refer to the Proxy Statement for details. The number of your shares of Class B Common Stock appears on the back of this card. PLEASE SIGN ON THE BACK.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AS SET FORTH IN PROPOSAL NO. 1 AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL NOS. 2, 3 AND 4.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BNY MELLON SHAREOWNER SERVICES
	Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

51037-bl

							Please mark your votes as indicated in this example		☒
		FOR ALL NOMINEES (except as noted below)	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement.	☐	☐	☐	2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010.	☐	☐	☐
	CLASS B STOCKHOLDERS are entitled to vote for the following nominees:				3.

Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 315,000,000 shares to 322,000,000 shares and the Company’s Class 1 Common Stock from 15,000,000 shares to 25,000,000 shares.

							☐	☐	☐
	01 James A. Locke III 02 Peter M. Perez 03 Richard Sands	04 Robert Sands 05 Peter H. Soderberg 06 Mark Zupan

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and identify the nominee(s) in the space provided below.) *Exceptions				4.	Proposal to approve the First Amendment to the Company’s Long-Term Stock Incentive Plan.	☐	☐	☐
					5.

In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company’s 2009 Annual Meeting that describe more fully the proposals set forth herein.

						Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.
						Mark Here for Address Change or Comments SEE REVERSE ☐
Signature Date					Signature Date

Note: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and this Proxy should be signed by a duly authorized representative of the entity, indicating his or her title or capacity.

▲ FOLD AND DETACH HERE ▲

	Constellation Brands, Inc.

Important Notice Regarding Internet Availability of Proxy

Materials for the Annual Meeting of Stockholders to be held

on July 23, 2009:

The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

51037-bl

CDI Voting Instruction Form

Constellation Brands, Inc.		All correspondence to:
ARBN 103 442 646		Computershare Investor Services Pty Limited
GPO Box 1326 Adelaide
Mark this box with an ‘X’ if you have made any changes to your address details	☐	South Australia 5001 Australia
Enquiries (within Australia) 1800 030 606
(outside Australia) 61 3 9415 4046
Facsimile 1300 534 987
www.computershare.com

Annual General Meeting - 23 July 2009

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd (CDN), or another person appointed by you, may vote at your direction at the Annual General Meeting of Constellation Brands, Inc. (Company).

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Stockholders to be held on 23 July 2009: The Company’s Proxy Statement and Annual Report are available at www.cbrands.com/CBI/constellationbrands/Investors.

Voting Instructions to CDN

I/We being a holder of CHESS Depositary Interests (CDIs) of the above Company hereby direct,

☐	CDN (mark with an ‘X’)	OR	Write here the name of the person you are appointing if this person is someone other than CDN.

to vote the shares underlying my/our holding at the Annual General Meeting in respect of the resolutions outlined below. If you do not complete one of the above boxes, CDN will vote the shares represented by those CDIs as directed below.

CDN will vote as directed. Please mark with an ☒ to indicate your directions.

		For	Withheld		For	Withheld			For	Withheld
1.	Proposal to elect as directors of the Company the following nominees as set forth in the Proxy Statement.			1.4 Peter M. Perez	☐	☐	1.8 Peter H. Soderberg		☐	☐

	1.1 Barry A. Fromberg	☐	☐	1.5 Richard Sands	☐	☐	1.9 Mark Zupan		☐	☐

	1.2 Jeananne K. Hauswald	☐	☐	1.6 Robert Sands	☐	☐

	1.3 James A. Locke III	☐	☐	1.7 Paul L. Smith	☐	☐		For	Against	Abstain*

2.	Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2010.							☐	☐	☐

3.	Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A Common Stock from 315,000,000 shares to 322,000,000 shares and the Company’s Class 1 Common Stock from 15,000,000 shares to 25,000,000 shares.							☐	☐	☐

4.	Proposal to approve the First Amendment to the Company’s Long-Term Incentive Plan.							☐	☐	☐

*If you mark the Abstain box for this item, you are directing your proxy to abstain from voting on your behalf in respect of this Proposal; therefore your vote will not be counted in computing the required majority for this Proposal, but will be counted when determining whether a quorum exists at the meeting.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CDN to appoint such proxies or their substitutes to vote as directed above and in their discretion on such other business as may properly come before the meeting. If you do not mark a ‘FOR’ or ‘AGAINST’ box, your vote will not be counted.

PLEASE SIGN HERE This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Sole Director and Sole Company Secretary	Director	Director/Company Secretary

/ /
Contact Name	Contact Daytime Telephone	Date

025744 - V2

Instructions for Completion of CDI Voting Instruction Form

Your vote is important

Each Constellation Brands, Inc. CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Class A Common Stock of Constellation Brands, Inc., so that every 10 CDIs that you own at 26 May 2009 (record date) entitles you to direct one vote. Class A Stockholders, voting as a separate class, are entitled to elect three directors at the Annual General Meeting of Constellation Brands, Inc. Class A Stockholders and Class B Stockholders, voting as a single class, are entitled to elect six directors at that Meeting. Please refer to the Proxy Statement for details.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives you two options:

(a)	You can give your voting instructions to CHESS Depositary Nominees Pty Ltd (CDN), which will vote the underlying shares on your behalf; or

(b)	You can instruct CDN to appoint you or your nominee as proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc.

In either case, you need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5pm Australian time on 20 July 2009. That will give CDN enough time to tabulate all CDI votes, to vote the underlying shares and to appoint the proxies.

Directing CDN to Vote

If you wish to direct CDN to vote the shares underlying your CDIs, you may do so by placing a cross in the box next to CDN’s name at the top of the form and then placing a mark in one of the boxes opposite each item of business. All your CDIs will be voted in accordance with such a direction. If you mark more than one box on an item your vote on that item will be invalid.

If you sign and return the CDI Voting Instruction Form and cross the box to direct CDN how to vote but do not indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will not be voted by CDN.

If you sign and return the CDI Voting Instruction Form but you do not cross the box to direct CDN how to vote and you do not nominate a proxy but you do indicate next to the items of business on the form how your votes are to be directed, the shares represented by those CDIs will be voted by CDN in accordance with your direction.

Directing CDN to Appoint a Proxy

If you wish to direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc., you need to fill in the name of the person who is to be appointed as proxy in the box at the top of the form. You may direct CDN to appoint you or your nominee as the proxy.

If you direct CDN to appoint a proxy to vote the shares underlying your CDIs in person at the Annual General Meeting of Constellation Brands, Inc., the proxy appointed may vote as the proxy wishes.

If CDN does not receive a CDI Voting Instruction Form from a holder of CDIs, the shares represented by those CDIs will not be voted.

If you have completed and returned your CDI Voting Instruction Form, you may revoke the directions contained therein by a written notice of revocation to Computershare Investor Services Pty Limited no later than 5pm Australian time on 20 July 2009 bearing a later date than the CDI Voting Instruction Form.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company’s Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 030 606.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide, SA 5000 Australia or GPO Box 1326 Adelaide SA 5001 Australia.

For assistance please contact Computershare Investor Services Pty Limited on 1800 030 606

025744 - V2